ORIGINAL

999 GRANT AVENUE

RETAIL LEASE AGREEMENT

between

CATLIN FULLER II, LLC,

as "Landlord"

and

TAMALPAIS BANK

as "Tenant"

925801.7
6/26/08

BASIC LEASE INFORMATION

1. **Lease Date:** For identification purposes only, the date of this Lease is June 25, 2008.

2. **Landlord:** Catlin Fuller II, LLC, a California limited liability company.

3. **Tenant:** Tamalpais Bank, a California corporation

4. **Trade Name:** Tamalpais Bank

5. **Intentionally Omitted.**

6. **Address of Building:** 999 Grant Avenue, Novato, California

7. **Premises:** As shown on Exhibit A.

8. **Retail Component:** The first floor of the Building.

9. **Office Component:** The second floor of the Building.

10. **Leasable Area of Premises:** Approximately two thousand five hundred (2,755) square feet.

11. **Leasable Area of the Retail Component:** Approximately Ten Thousand (10,000) square feet.

12. **Rentable Area of the Office Component:** Approximately Ten Thousand (10,000) rentable square feet.

13. **Tenant's Share:**

    a. Tenant's Approximate Share of Project Operating Costs: Twelve and one half percent (13.8%).

    b. Tenant's Approximate Share of Taxes: Twelve and one half percent (13.8%).

    c. Tenant's Approximate Share of Retail Operating Costs: Twenty-five percent (27.7%).

14. **Parking:** (see Section 37 below)

    a. **Reserved Parking:** Three (3) reserved parking spaces as shown on Exhibit A.

    b. **Unreserved Parking:** Non-exclusive use of the unreserved parking spaces for the Project.

15. **Term:** The period of time commencing on the Commencement Date (as defined in Section 2.1 below), and ending on the date (the **"Expiration Date"**) that is the last day of the one hundred twentieth (120th) full calendar month following the Rent Commencement Date, subject to extension pursuant to Section 2.4 of this Lease.

16. **Rent Commencement Date:** The earlier of (i) the date that is the ninetieth (90th) day after the Commencement Date, or (ii) the date on which Tenant opens for business in all or any part of the Premises.

17. **Base Rent** [pursuant to Section 3.1 of this Lease, the Base Rent for the first month of the Term is payable in advance upon the execution of this Lease]:

Months following the Rent Commencement Date	Monthly Base Rent	Approx. Monthly Base Rent per Square Foot of Leasable Area	Annual Base Rent
Months 1 – 60	$11,020.00	$4.00*	$132,240.00
Months 61 – 120	$12,342.40	$4.48	$148,108.80

* The Base Rent for any partial month at the commencement of the Term shall be calculated using this rate.

18. **Security Deposit:** None.

19. **Permitted Use:** A commercial bank, subject to the limitations set forth in Section 5.1 below.

20. **Business Hours:** 9:30 a.m. to 5:30 p.m., Monday through Friday, excluding any day on which FDIC insured California state chartered banks are required by law to be closed.

21. **Landlord's Address:**

c/o Catlin Properties
3620 Fair Oaks Boulevard, Suite 150
Sacramento, California 95864
Attn: Property Management

22. **Tenant's Address for Notices:**

Tamalpais Bank
630 Las Gallinas Avenue, 2d Floor
San Rafael, California 94903
Attention: Karry Bryan

23. **Brokers:** Landlord's Broker: Meghann Martindale of Terranomics
Tenant's Broker: Matt Brown of BT Commercial

Exhibits:

Exhibit A:	The Premises
Exhibit A-1:	Potential Relocation Premises
Exhibit B:	Construction Rider
Exhibit C:	Commencement Date Memorandum
Exhibit D:	Project Rules

The Basic Lease Information set forth above is part of the Lease and capitalized terms shall be defined terms in the Lease. In the event of any conflict between any Basic Lease Information and the Lease, the Lease shall control.

LEASE

THIS LEASE is made as of the Lease Date set forth in the Basic Lease Information, by and between the Landlord identified in the Basic Lease Information (**"Landlord"**), and the Tenant identified in the Basic Lease Information (**"Tenant"**). Landlord and Tenant hereby agree as follows:

1. PREMISES.

1.1 Lease of Premises: Definitions. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon the terms and subject to the conditions of this Lease, those certain premises identified in the Basic Lease Information (the **"Premises"**). The Premises are to be located on the ground floor of that certain multi-story mixed use building (the **"Building"**) having both retail and office components, as shown on Exhibit A. The retail component of the Project (as described in the Basic Lease Information) is hereinafter referred to as the **"Retail Component."** The office component of the Project (as described in the Basic Lease Information) is hereinafter referred to as the **"Office Component."** The Building, the parcel of real property on which the Project is situated (the **"Land"**), and other buildings and improvements on the Land, and the personal property used by Landlord in the operation of the Project are sometimes collectively referred to in this Lease as the **"Property"** or **"Project."**

1.2 Floor Plans: Other Occupants of Retail Component. Tenant acknowledges and agrees that Exhibit A, any other plan or description of the Building, Common Area (as defined in Section 27 below), Retail Component, Office Component or Property which may have been displayed or furnished to Tenant or which may be part of any other exhibit to this Lease remains at all times subject to change by Landlord and that Landlord may at any time or from time to time during the Term change the shape, size, location, number or extent of any improvements shown or not shown on any such plan or description and eliminate or add any improvements to the Building, Common Area, Retail Component or Property at any time and from time to time as Landlord may in Landlord's sole and absolute discretion determine, provided such changes do not materially and adversely affect Tenant's operations from the Premises. Landlord reserves the right to lease any portion of the Retail Component to such other tenants as Landlord, in Landlord's sole discretion, deems appropriate, whether or not engaged in the same or similar business for which Tenant is permitted to use the Premises under this Lease, except as expressly limited by the terms of Section 5.3 below. Tenant acknowledges that Landlord has made no representations as to the presence of any specific tenant or number or types of tenants in the Retail Component as of or after the Commencement Date, hours or days that such other tenants shall or may be open for business, or amount of business which may be achieved by Tenant or any other tenants at the Retail Component. A vacation or abandonment of its premises or cessation of business in the Retail Component by any other tenant or occupant shall not release or excuse Tenant from Tenant's obligations under any provision of this Lease.

1.3 Improvements. Provisions concerning the improvements to be constructed by Landlord or Tenant in the Premises are set forth in the Construction Rider attached to this Lease as Exhibit B (the **"Construction Rider"**). Tenant shall also at Tenant's sole cost and expense, subject to Landlord's prior approval as provided in Section 6 - *Alterations*, furnish and install in the Premises all equipment, furniture and furnishings not specifically referred to in the Construction Rider as may be necessary or appropriate to conduct Tenant's business in the Premises as provided in this Lease.

1.4 Area of Premises. Landlord and Tenant acknowledge and agree that the construction of the Premises may result in a minor increase or decrease in the dimensions of the leasable area of the Premises. The leasable area of the Premises shall include the number of square feet of floor space on all floor levels in the Premises, including any mezzanine area, measured from the exterior faces of exterior walls and store fronts, and from the midpoint of any common walls, with no deduction or exclusion by reason of columns, shafts or other interior construction. Each party shall have the right to measure the leasable area of the Premises using the foregoing method, provided that such party notifies the other party in a writing delivered not later than thirty (30) days after the Commencement Date. If it is determined that the leasable area of the Premises is other than as specified in the Basic Lease Information by more than one percent (1%), the actual leasable area of the Premises is greater or less than the leasable area shown in the Basic Lease Information, the Base Rent and the Tenant's Share shall be adjusted to reflect the actual leasable area of the Premises. Failure to timely deliver the foregoing notice

shall be deemed a waiver of both parties' right to thereafter dispute the leasable area of the Premises or the calculation of Base Rent or Tenant's Share based thereon.

2. TERM; POSSESSION.

2.1 Commencement Date; Lease Termination. The **"Commencement Date"** shall be (a) the date on which Landlord has substantially completed Landlord's construction obligations, if any, with respect to the improvements (the **"Landlord's Work"**) to be constructed and installed in the Premises by Landlord, all as provided in the Construction Rider, and tendered possession of the Premises to Tenant; or (b) any earlier date upon which Tenant, with Landlord's written permission, actually occupies any portion of the Premises; provided, however, in no event shall the Commencement Date occur before March 15, 2009. Notwithstanding the foregoing, Tenant shall have no obligation to accept the Premises (and the Commencement Date will not be deemed to have occurred) if Tenant has not received a Non-Disturbance Agreement (as defined below) from all of Landlord's then-existing Mortgagees (as defined below). When the Commencement Date has been established, Landlord and Tenant shall confirm the Commencement Date, Rent Commencement Date and Expiration Date in writing, using a Commencement Date Memorandum substantially in the form attached hereto as Exhibit C. As used herein, the **"First Lease Year"** means the period beginning on the Commencement Date and ending on the last day of the twelfth (12th) full calendar month thereafter. **"Lease Year"** means each successive twelve (12) month period after the First Lease Year occurring during the Term. The expiration of the Term on the Expiration Date or sooner termination of the Term as provided in this Lease is referred to in this Lease as the **"Lease Termination"** or **"Lease Termination Date."**

2.2 Delay of Commencement Date; Tenant's Termination Right after Outside Delivery Date; Early Occupancy. Landlord shall not be liable for any damage or loss incurred by Tenant for Landlord's failure for whatever cause to deliver possession of the Premises by any particular date, nor shall this Lease be void or voidable on account of any such failure to deliver possession of the Premises (except as expressly provided in this Section 2.2 below). If Tenant takes possession of the Premises prior to the Commencement Date for any reason, including, without limitation, Tenant's performance of any work to be performed by Tenant pursuant to the Construction Rider, Tenant shall do so subject to all of the terms, conditions and provisions of this Lease (including, without limitation, payment of all rent as provided below.) If the Commencement Date has not occurred by September 1, 2009 (the **"Outside Delivery Date"**), as such date may be extended due to any Force Majeure Event (as defined in Section 26 below) or by a Delay Notice pursuant to this Section 2.2 below, Tenant shall thereafter have the right, as its sole and exclusive remedy, to terminate the Lease by providing Landlord thirty (30) days' advance written notice; if Landlord does not deliver the Premises prior to the expiration of said 30-day period, this Lease shall terminate at the expiration of the said 30-day period and neither party shall have any further obligations hereunder (with the exception that Landlord will return to Tenant the Security Deposit and any advance Base Rent actually paid by Tenant). Notwithstanding the immediately preceding sentence, Landlord may, by means of a written notice delivered to Tenant on or before June 1, 2009 (the **"Delay Notice"**), specify a new, later Outside Delivery Date (but in no event shall such new Outside Delivery Date be later than December 1, 2009), if Landlord in good faith believes that Landlord will be unable to deliver possession of the Premises by September 1, 2009.

2.3 Tenant to Physically Occupy Premises. Tenant shall physically occupy the Premises and open for business fully fixtured and staffed in accordance with the provisions of this Lease in no event later than the date (the **"Outside Opening Date"**) that is one hundred twenty (120) days after the Commencement Date (as defined in Section 2.1 above) but Tenant's failure to do so shall not extend the Commencement Date, Rent Commencement Date, Term or time for commencement of Tenant's other obligations under this Lease.

BECAUSE OF THE DIFFICULTY, IMPRACTICABILITY AND COST OF DETERMINING LANDLORD'S DAMAGES RESULTING FROM TENANT'S FAILURE TIMELY TO OPEN FOR BUSINESS FULLY FIXTURED, STOCKED AND STAFFED BY THE OUTSIDE OPENING DATE AS PROVIDED IN THIS LEASE, INCLUDING BUT NOT LIMITED TO DAMAGES FROM LOSS OF PERCENTAGE RENT FROM OTHER TENANTS AND DIMINISHED SALABILITY, LEASABILITY, MORTGAGEABILITY OR ECONOMIC VALUE OF THE PROPERTY, IF TENANT FAILS TO COMMENCE THE TENANT IMPROVEMENTS AND PROCEED DILIGENTLY TO COMPLETE THE TENANT IMPROVEMENTS AS PROVIDED IN THE CONSTRUCTION RIDER, OR TIMELY TO OPEN FOR BUSINESS FULLY FIXTURED, STOCKED AND STAFFED ON OR BEFORE THE OUTSIDE OPENING DATE AS PROVIDED IN THIS

LEASE (OR TO PERFORM ANY OF TENANT'S OBLIGATIONS TO BE PERFORMED PRIOR TO THE REQUIRED OR CONTEMPLATED COMPLETION DATE), LANDLORD MAY, WITHOUT NOTICE OR DEMAND, IN ADDITION TO THE RIGHT TO EXERCISE ANY OTHER REMEDIES OR RIGHTS PROVIDED IN THIS LEASE, AT LAW OR IN EQUITY, COLLECT, IN ADDITION TO THE BASE RENT AND OTHER ADDITIONAL RENT AND OTHER AMOUNTS PAYABLE BY TENANT PURSUANT TO THIS LEASE AS PROVIDED BELOW, AN AMOUNT EQUAL TO TWENTY-FIVE PERCENT (25%) OF THE BASE RENT, PRORATED ON A DAILY BASIS, FOR EACH DAY THAT TENANT FAILS TO OPEN FOR BUSINESS ON AND AFTER THE OUTSIDE OPENING DATE. THE PARTIES AGREE THAT SUCH AMOUNT IS A FAIR AND REASONABLE AMOUNT TO BE PAID BY TENANT CONSIDERING ALL OF THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS LEASE, INCLUDING THE FACT THAT PROOF OF ACTUAL DAMAGES WOULD BE IMPRACTICABLE OR EXTREMELY DIFFICULT TO FIX.

INITIALS: TENANT ~~LANDLORD~~ ______ LANDLORD ~~TENANT~~ ______

In addition, if Tenant fails to open by the Outside Date, Landlord may (but shall not be required to) terminate this Lease, in which event Landlord shall have the right to exercise any of the remedies set forth herein as well as to recover all expenses incurred by Landlord to perform any demolition, renovation, alterations or repairs Landlord in Landlord's sole and absolute discretion determines to be necessary or advisable to relet or attempt to relet the Premises. All rights and remedies of Landlord provided in this Lease or at law or in equity shall be cumulative and not exclusive.

2.4 Options to Extend the Term.

(a) Landlord hereby grants to Tenant the option to extend the Term for four (4) additional terms of five (5) years each by giving Landlord written notice at least nine (9) months (and no more than twelve (12) months) prior to the Expiration Date of this Lease or the expiration of any applicable extension period.

(b) Each extension shall be on the same terms and conditions as the initial Term, except that (i) the Base Rent for each extension term shall be equal to the Fair Market Rent (as defined in Section 2.4(d) below), (ii) Tenant shall have no "free rent" period; (iii) Landlord shall have no obligation to provide a tenant improvement allowance; and (iv) Landlord shall have no obligation to make any alterations or improvements to the Premises.

(c) Within thirty (30) days after Tenant exercises its option to extend, Landlord will advise Tenant of its determination of Fair Market Rent for the extension term. If Landlord and Tenant cannot agree on the rental rate for the extension term within thirty (30) days after the date that Landlord provides Tenant with Landlord's determination of the new rent, then within thirty (30) days after such failure to reach agreement, Tenant shall furnish to Landlord a notice in writing (**"Tenant's Notice"**) stating what Tenant perceives to be the Fair Market Rent projected to the commencement date of the extension term. Tenant's Notice shall be accompanied by a statement from a qualified real estate appraiser stating the appraiser's opinion of Fair Market Rent and that it has been determined in accordance with Section 2.4(d) below. If Landlord disagrees with the estimate of Fair Market Rent submitted by Tenant with Tenant's Notice, then within thirty (30) days after receipt of Tenant's Notice, Landlord shall have the right to submit to Tenant an appraisal by a qualified real estate appraiser of Fair Market Rent effective as of the commencement date of the extension term. If the higher estimate is not more than one hundred five percent (105%) of the lower estimate, the new rent shall be established as the average of the two appraisals. If not, the two appraisers acting on behalf of Landlord and Tenant, shall, within fifteen (15) days after Landlord's appraisal has been submitted, jointly appoint a third qualified real estate appraiser (the **"Referee"**). If the two appraisers are unable to agree upon the selection of a Referee, then the Referee shall be selected within fifteen (15) days thereafter by an arbitrator pursuant to the rules of the American Arbitration Association. The Referee shall, within thirty (30) days after appointment, render his decision, which decision shall be strictly limited to choosing one of the two determinations made by the two appraisers chosen by Landlord and Tenant with respect to Fair Market Rent. The decision of the Referee shall be binding upon Landlord and Tenant and shall constitute the Base Rent for the applicable extension term. Landlord and Tenant shall each pay for their own appraisal, and the cost of the Referee shall be shared equally by Landlord and Tenant.

(d) **"Fair Market Rent"** shall mean the rent which Landlord would receive by renting the Premises, assuming the Landlord and Tenant to be prudent persons willing to lease but being under no obligation to do so, giving appropriate consideration to annual effective rental rate per rentable square foot, brokerage commissions, if any, on-site amenities, length of lease term, size and location of the premises being leased, tenant improvement or refurbishing allowances, if any, any concessions (such as free rent, signage rights, caps on the pass-through of taxes, insurance or other operating expenses), if any, and other generally applicable terms and conditions of leases being entered into at that time for comparable premises. Fair Market Rent may include a provision for future rent adjustments during the extension term in question if such adjustments are common for the marketplace at that time. In no event shall the Fair Market Rent be less than the Base Rent in effect as of the end of the prior term.

(e) Conditions to Option to Extend. Tenant's right to exercise each option to extend shall be subject to the conditions (all of which conditions are solely for Landlord's benefit and may, in Landlord's sole discretion, be waived) that (i) at the time of exercise and at all times prior to the commencement of such extension, Tenant shall not be in default under this Lease or otherwise failed to have timely performed all of Tenant's obligations under this Lease, and (ii) Tenant must not have assigned this Lease or sublet any portion of the Premises, and (iii) Tenant must demonstrate to Landlord's reasonable satisfaction that Tenant's creditworthiness is equal to or greater than that in effect when this Lease was signed by Landlord, and (iv) Tenant must exercise the option to extend as to the entire Premises.

3. RENT.

3.1 Base Rent. From and after the Rent Commencement Date as set forth in the Basic Lease Information (the **"Rent Commencement Date"**) and thereafter during the Term, Tenant shall pay to Landlord as minimum monthly base rent for the Premises the Base Rent set forth in the Basic Lease Information (the **"Base Rent"**), without offset, deduction, right of recoupment, prior notice or demand. The Base Rent for the first month of the Term for which Base Rent is payable shall be payable in advance upon the execution of this Lease. Thereafter, Base Rent shall be payable in advance on the first day of each calendar month during the Term that follows the month in which the Rent Commencement Date occurs. Base Rent for any partial month during the Term shall be prorated, based upon the daily Base Rent then in effect (calculated on the basis of a 30-day month and the number of days during the month that the Term is in effect).

3.2 Additional Rent

(a) Definitions.

(i) **"Project Operating Costs"** means all costs of managing, operating, maintaining, repairing, and replacing the Property, including the Common Area. Project Operating Costs shall include, but not be limited to: (A) costs of operation, maintenance, repair and replacement of the Property, including, without limitation, the repair or replacement of glass and the roof covering or membrane, and landscaping, retaining walls, resurfacing, painting, restriping, cleaning and sweeping (provided, however, that to the extent that the cost of any such replacements are in excess of ten thousand dollars ($10,000) and are required to be capitalized for federal income tax purposes, the cost of such replacements, together with interest on the unamortized balance at the rate paid by Landlord on funds borrowed to finance such replacements [or, if Landlord finances such replacements out of Landlord's funds without borrowing, the rate that Landlord would have paid to borrow such funds, as reasonably determined by Landlord], shall be amortized over such useful life as Landlord shall reasonably determine; Landlord shall have no obligation to amortize any replacements which cost less than ten thousand dollars ($10,000)); (B) costs of maintenance and replacement of landscaping in the Property; (C) costs of providing utilities and services to the common areas of the Property, including costs and charges for lighting, water, gas, electricity, sewage disposal, rubbish removal, security services, cleaning and janitorial services, and supplies and materials; (D) charges for the services of independent contractors and compensation (including employment taxes and fringe benefits) for persons who perform duties in connection with the management, operation, maintenance and repair of the Property, including personnel to implement any parking control or other services and to police the parking and common areas, such compensation to be appropriately allocated for persons who also perform duties unrelated to the Property; (E) premiums for property (including coverage for earthquake and flood if carried by Landlord), liability, rental income and other insurance relating to the Property, and deductible amounts under such insurance paid in

connection with the repair or restoration of the Property (including the Common Areas) after damage or destruction of the Property (collectively, "**Insurance Costs**"); (F) fees and charges for licenses, permits and inspections; (G) costs of complying with the requirements of any law, statute, ordinance or governmental rule or regulation or any orders pursuant thereto affecting the Property (collectively "**Laws**"); (H) amortization of capital improvements required to comply with Laws, or which are intended to reduce Project Operating Costs or improve the appearance or efficiency of the Project, with interest on the unamortized balance at the rate paid by Landlord on funds borrowed to finance such capital improvements (or, if Landlord finances such improvements out of Landlord's funds without borrowing, the rate that Landlord would have paid to borrow such funds, as reasonably determined by Landlord), over such useful life as Landlord shall reasonably determine; (I) costs associated with the maintenance and operation of facilities for the management or maintenance of the Property, including the rental value of any such space used for such purposes; (J) property management fees (which may be paid to an affiliate of Landlord), or in lieu of such management fees, a reasonable administrative fee to compensate Landlord for managing the Property); (K) costs for accounting, legal and other professional services incurred in connection with the operation of the Property and the calculation of Project Operating Costs and Taxes (as defined in subsection (a)(iii) below); (L) a reasonable allowance for depreciation on machinery and equipment used to maintain the Property and on other personal property used by Landlord in the Property (including carpeting in public corridors and common areas); (M) the reasonable cost of contesting the validity or applicability of any governmental enactments that may affect the Property; (N) the Property's share of any costs or expenses pursuant to any reciprocal easement agreement or other agreement for common or shared maintenance or management or use of any property outside the Property; (O) any other expense or charge, whether or not hereinbefore described, which in accordance with generally accepted property management practices would be considered an expense of managing, operating, maintaining, repairing and replacing the Property; (P) reserves for future capital expenditures; and (Q) an administrative fee to Landlord equal to fifteen percent (15%) of the total of the other Project Operating Costs described above, excluding any property management fees set forth in subparagraph (J) above. The foregoing enumeration of Project Operating Costs is for definitional purposes only, and shall not impose any obligation on Landlord to incur such expenses, nor shall this subsection (a)(i) in any manner alter Landlord's maintenance and repair obligations under this Lease. Landlord shall have the right, at its sole discretion, from time to time, to equitably allocate some or all of the Project Operating Expenses among different tenants of the Project.

Project Operating Costs shall not include (1) capital improvements (except as otherwise provided above); (2) costs of special services rendered to individual tenants (including Tenant) for which a special charge is made; (3) interest and principal payments on loans or indebtedness secured by the Property; (4) leasing commissions, attorneys' fees and other expenses incurred in connection with leasing space in the Project or enforcing such leases; (5) depreciation or amortization, other than as specifically enumerated in the definition of Project Operating Costs above; (6) costs, fines or penalties incurred due to Landlord's violation of any Law; (7) advertising and promotional expenses; (8) nonrecurring costs incurred to remedy structural defects in the original construction of the buildings within the Project; and (9) repairs or other work needed due to fire, windstorms, or other casualty or cause actually insured against by Landlord or to the extent the Landlord's insurance required under Section 11.2 - *Landlord's Insurance* would have provided coverage, whichever is greater.

(ii) "**Retail Operating Costs**" means all costs incurred by Landlord relating exclusively to the management, operation, maintenance of the Retail Component of the Project, including, but not limited to, the following: (A) the costs of operation, maintenance and repair (including, replacement as needed), in good order and condition, of the grease traps, the trash enclosure used exclusively by the Retail Component and the common patio eating area located within the Common Area (provided, however, that to the extent that the cost of any such replacements are in excess of ten thousand dollars ($10,000) and are required to be capitalized for federal income tax purposes, the cost of such replacements, together with interest on the unamortized balance at the rate paid by Landlord on funds borrowed to finance such replacements [or, if Landlord finances such replacements out of Landlord's funds without borrowing, the rate that Landlord would have paid to borrow such funds, as reasonably determined by Landlord], shall be amortized over such useful life as Landlord shall reasonably determine; Landlord shall have no obligation to amortize any replacements which cost less than ten thousand dollars ($10,000)); (B) the Taxes allocable to the Retail Component; (C) the cost of steam cleaning the sidewalks adjacent to the Retail Component; (D) the cost of the premiums for the insurance policies maintained by Landlord related to the Retail Component; (E) the costs for janitorial service, garbage service, parking service and security related to the Retail Component not already listed above; (F) amortization of capital improvements in the Retail Component required to comply with Laws, or which are intended to reduce Retail Operating Costs or improve the appearance or

efficiency of the Retail Component, with interest on the unamortized balance at the rate paid by Landlord on funds borrowed to finance such capital improvements (or, if Landlord finances such improvements out of Landlord's funds without borrowing, the rate that Landlord would have paid to borrow such funds, as reasonably determined by Landlord), over such useful life as Landlord shall reasonably determine; (G) advertising and promotional expenses incurred by Landlord for the Retail Component; (H) reserves for future capital expenditures; and (I) an administrative fee to Landlord equal to fifteen percent (15%) of the total of the other Retail Operating Costs described above. Landlord shall have the right, at its sole discretion, from time to time, to equitably allocate some or all of the Retail Operating Expenses among different tenants of the Retail Component. The Retail Operating Costs, together with the Project Operating Costs, are collectively referred to herein as the **"Operating Costs."**

Retail Operating Costs shall not include (1) capital improvements (except as otherwise provided above); (2) costs of special services rendered to individual tenants (including Tenant) for which a special charge is made; (3) interest and principal payments on loans or indebtedness secured by the Property; (4) leasing commissions, attorneys' fees and other expenses incurred in connection with leasing space in the Retail Component or enforcing such leases; (5) depreciation or amortization, other than as specifically enumerated in the definition of Retail Operating Costs above; (6) costs, fines or penalties incurred due to Landlord's violation of any Law; (7) nonrecurring costs incurred to remedy structural defects in the original construction of the improvements within the Retail Component; and (8) repairs or other work needed due to fire, windstorms, or other casualty or cause actually insured against by Landlord or to the extent the Landlord's insurance required under Section 11.2 - *Landlord's Insurance* would have provided coverage, whichever is greater.

(iii) **"Taxes"** means all real property taxes and general, special or district assessments or other governmental impositions, of whatever kind, nature or origin, imposed on or by reason of the ownership or use of the Property; governmental charges, fees or assessments for transit or traffic mitigation (including area-wide traffic improvement assessments and transportation system management fees), housing, police, fire or other governmental service or purported benefits to the Property; personal property taxes assessed on the personal property of Landlord used in the operation of the Property; service payments in lieu of taxes and taxes and assessments of every kind and nature whatsoever levied or assessed in addition to, in lieu of or in substitution for existing or additional real or personal property taxes on the Property or the personal property described above; any increases in the foregoing caused by changes in assessed valuation, tax rate or other factors or circumstances; and the reasonable cost of contesting by appropriate proceedings the amount or validity of any taxes, assessments or charges described above. To the extent paid by Tenant or other tenants as "Tenant's Taxes" (as defined in Section 8 - *Tenant's Taxes*), such taxes shall be excluded from Taxes.

(iv) **Tenant's Share.**

(A) **"Tenant's Share of Project Operating Costs"** means the percentage calculated by dividing the leasable area of the Premises by the sum of (a) the leasable area of Retail Component, plus (b) the rentable area of the Office Component.

(B) **"Tenant's Share of Taxes"** means the percentage calculated by dividing the leasable area of the Premises by the sum of (a) the leasable area of Retail Component, plus (b) the rentable area of the Office Component.

(C) **"Tenant's Share of Retail Operating Costs"** means the percentage calculated by dividing the leasable area of the Premises by the leasable area of Retail Component.

Tenant's Share of Project Operating Costs, Tenant's Share of Taxes and Tenant's Share of Retail Operating, is sometimes generically referred to herein as **"Tenant's Share."** In the event the leasable area of the Premises, the leasable area of the Retail Component, and/or the rentable area of the Office Component is/are changed, Tenant's Share shall be appropriately adjusted, and, as to the Lease Year in which such change occurs, Tenant's Share for such Lease Year shall be determined on the basis of the number of days during such Lease Year that each such Tenant's Share was in effect. No Operating Costs or Taxes may be charged in a duplicative manner, nor included in both Tenant's Share of Project Operating Costs and Tenant's Share of Retail Operating Costs.

(v) In addition to the categories set forth in subsection (a)(iv) above, Landlord shall have the right, from time to time, to equitably allocate some or all of the Operating Costs for the Property among different portions or occupants of the Property (the **"Cost Pools"**), in Landlord's discretion. Such Cost Pools may include, but shall not be limited to, the food vendors in the Retail Component. The Operating Costs within each such Cost Pool shall be allocated and charged to the tenants within such Cost Pool in an equitable manner.

(b) Additional Rent.

(i) Commencing on the Commencement Date and continuing throughout the Term, Tenant shall pay Landlord as **"Additional Rent"** Tenant's Share of Project Operating Costs, Tenant's Share of Taxes, and Tenant's Share of Retail Operating Costs. As close as reasonably possible to the Commencement Date and the end of each calendar year, Landlord shall notify Tenant of Additional Rent estimated by Landlord for the calendar year in which the Commencement Date occurs or for the following calendar year, respectively. Commencing on the Commencement Date and thereafter on the first day of every month during the calendar year in which the Commencement Date occurs, and on the first day of January of each calendar year and continuing on the first day of every month thereafter in any such year, Tenant shall pay to Landlord, as Additional Rent, one-twelfth (1/12) of the Additional Rent as estimated by Landlord. If at any time during any such calendar year, it appears to Landlord that Additional Rent for such year will vary from Landlord's estimate, Landlord may, by written notice to Tenant, revise its estimate for such year and the Additional Rent payments by Tenant for such year shall thereafter be based upon such revised estimate.

(ii) As soon as reasonably practicable after the end of each calendar year, Landlord shall furnish Tenant a statement with respect to such year, showing Operating Costs, Taxes and Additional Rent for the year, and the total payments previously made by Tenant with respect thereto. Unless Tenant raises any objections to Landlord's statement within sixty (60) days after receipt of the same, such statement shall conclusively be deemed correct and Tenant shall have no right thereafter to dispute such statement or any item therein or the computation of Tenant's Share, Operating Costs, Taxes, or Additional Rent. If Tenant does timely object to such statement, Landlord shall provide Tenant with reasonable verification of the figures shown on the statement and the parties shall negotiate in good faith to resolve any disputes. Any objection of Tenant to Landlord's statement and resolution of any dispute shall not postpone the time for payment of any amounts due Tenant or Landlord based on Landlord's statement, nor shall any failure of Landlord to deliver Landlord's statement in a timely manner relieve Tenant of Tenant's obligation to pay any amounts due Landlord based on Landlord's statement.

(iii) If Tenant's Additional Rent as finally determined for the year exceeds the total payments made by Tenant on account thereof, Tenant shall pay Landlord the deficiency within fifteen (15) days of Tenant's receipt of Landlord's statement. If the total payments made by Tenant on account thereof exceed Tenant's Additional Rent as finally determined for the year, Tenant's excess payment shall be credited toward the rent next due from Tenant under this Lease. For any partial calendar year at the beginning or end of the Term, Additional Rent shall be prorated on the basis of a 365-day year by computing Tenant's Share for the entire year and then prorating such amount for the number of days during such year included in the Term. Notwithstanding the termination of this Lease, Landlord shall pay to Tenant or Tenant shall pay to Landlord, as the case may be, within ten (10) days after Tenant's receipt of Landlord's final statement for the calendar year in which this Lease terminates, the difference between Tenant's Additional Rent for that year, as finally determined by Landlord, and the total amount previously paid by Tenant on account thereof.

3.3 Payment of Rent. All amounts payable or reimbursable by Tenant under this Lease, including Base Rent, Additional Rent, late charges and interest, shall constitute rent and shall be payable and recoverable as rent in the manner provided in this Lease. Unless otherwise specified in this Lease, all sums payable to Landlord on demand under the terms of this Lease shall be payable within ten (10) days after notice from Landlord of the amounts due. All rent shall be paid without offset, recoupment or deduction in lawful money of the United States of America to Landlord at Landlord's Address as set forth in the Basic Lease Information, or to such other person or at such other place as Landlord may from time to time designate in writing.

3.4 No "Key Money". Tenant agrees that Tenant's obligation to pay all sums owing under this Lease (including, without limitation, any sum payable prior to the Commencement Date, such as any Security

Deposit under Section 4, or any sum payable thereafter, such as Base Rent, Additional Rent or Landlord's costs and expenses incurred in connection with any proposed Transfer pursuant to Section 14.5) are clearly stated and are not violative of California Civil Code section 1950.8, and Tenant hereby waives the benefit of California Civil Code section 1950.8 and any similar or successor statute, judicial decision or other law that would allow Tenant to challenge Tenant's obligation to pay such sums on the basis that such sums constitute "key money" or other unlawful payments to Landlord.

4. SECURITY DEPOSIT. On execution of this Lease, Tenant shall deposit with Landlord the sum set forth in the Basic Lease Information (the **"Security Deposit"**), in cash, as security for the performance of Tenant's obligations under this Lease. Landlord may (but shall have no obligation to) use the Security Deposit or any portion thereof to cure any Event of Default under this Lease or to compensate Landlord for any damage Landlord incurs as a result of Tenant's failure to perform any of Tenant's obligations hereunder. In such event Tenant shall immediately pay to Landlord an amount sufficient to replenish the Security Deposit to the sum initially deposited with Landlord. If Tenant is not in default at the expiration or termination of this Lease, Landlord shall return to Tenant the Security Deposit or the balance thereof then held by Landlord and not applied as provided above. Landlord may commingle the Security Deposit with Landlord's general and other funds, and Landlord shall not be required to pay interest on the Security Deposit. Tenant shall not assign or encumber the Security Deposit without the consent of Landlord; any attempt to do so shall be void and not binding on Landlord. If Landlord disposes of its interest in the Premises, Landlord shall deliver or credit the Security Deposit to Landlord's successor in interest and thereupon be relieved of all further responsibility with respect to the Security Deposit. Tenant waives the provisions of California Civil Code section 1950.7, and all other provisions of law now in force or that become in force after the date of execution of this Lease, that provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant, or to clean the Premises.

5. USE AND COMPLIANCE WITH LAWS.

5.1 Use; Permitted Encumbrances; Suitability of Premises.

(a) Use. Throughout the Term, Tenant shall continuously use and occupy the Premises exclusively for the purpose of conducting business as specified as the Permitted Use in the Basic Lease Information (**"Permitted Use"**) under the trade name specified in the Basic Lease Information, and for no other business, use or purpose whatsoever without Landlord's prior written consent, which consent may be withheld in Landlord's sole and absolute discretion. Tenant acknowledges that Landlord has a legitimate interest in maintaining a proper tenant mix within the Retail Component. Tenant shall operate its business in the Premises at least during the Business Hours specified in the Basic Lease Information (or such longer hours as Tenant may elect), in an efficient, high quality and reputable manner, including maintenance of an adequate staff, and shall use Tenant's best efforts to operate Tenant's business in the Premises in a manner that will enhance the reputation and attractiveness of the Retail Component. Tenant shall comply with all present and future Laws relating to Tenant's use or occupancy of the Premises (and shall make any repairs, alterations or improvements as required to comply with all such Laws to the extent that such Laws relate to or are triggered by (i) Tenant's particular use of the Premises, (ii) the Tenant Improvements, or (iii) any Alterations). Tenant shall observe the Project Rules (as defined in Section 27- *Common Area/Project Rules*). Tenant shall not do, bring, keep or sell anything in or about the Premises that is prohibited by, or that will cause a cancellation of or an increase in the existing premium for, any insurance policy covering the Property or any part thereof. Tenant shall not permit the Premises to be occupied or used in any manner that will constitute waste or a nuisance, or disturb the quiet enjoyment of or otherwise annoy other tenants in the Property.

Tenant shall not, without the prior consent of Landlord, (i) bring into the Building or the Premises anything that may cause substantial noise, odor or vibration, overload the floors in the Premises or the Building or any of the heating, ventilating and air-conditioning, mechanical, elevator, plumbing, electrical, fire protection, life safety, security or other systems in the Building (the **"Buildings Systems"**), or jeopardize the structural integrity of the Building or any part thereof; (ii) connect to the utility systems of the Building any apparatus, machinery or other equipment that will overload the Building Systems. Tenant shall not, without Landlord's prior written consent, display or sell merchandise outside the defined exterior walls and permanent doorways of the Premises. Tenant shall not conduct or permit to be conducted any sale by auction in, upon, or from the Premises, whether the auction is voluntary,

involuntary, or some other solvency proceeding. Tenant shall not erect any visual barriers or walls within three (3) feet of any windows, except as reasonably approved by Landlord in writing. Tenant shall at all times Tenant is open for business or required under this Lease to be open for business, keep the Premises, the storefront and all display windows in the Premises well lighted, and shall provide security lighting in the Premises at all other times. Tenant shall have no rights to use the subsurface of the Land or any airspace above the underside of the roof or floor above the Premises or above any paved or landscaped areas on the Land or Common Area, and Landlord reserves the right to use all such subsurface and airspace areas, including, without limitation, the right to perform construction work thereon and in regard thereto. Landlord shall have the exclusive right to use all or any portion of the roof and exterior walls of the Premises and the Building for any purpose. Tenant shall have no right whatsoever to the exterior of exterior walls or the roof of the Premises or the Building or any portion of the Property outside the Premises except as provided in Section 27 *Common Areas/Project Rules* and in Section 33 - *Signage*.

(b) Permitted Encumbrances. Except as otherwise provided in Section 20 below, Tenant acknowledges and agrees that this Lease shall at all times be subordinate and subject to all liens, condominium maps, encumbrances, deeds of trust, reservations, covenants, restrictions, conditions, easements of record and other matters affecting the Property or the Premises (**"Permitted Encumbrances"**) and any law, regulation, rule, order or ordinance of any governmental entity applicable to the Premises or the use or occupancy thereof, in effect on the execution of this Lease or thereafter promulgated. Further, Tenant acknowledges that Landlord may, if it has not already done so, hereafter record covenants, conditions, restrictions and easements (**"CC&R's"**) for the purpose of creating condominiums within the Project and/or providing for the overall operation and maintenance of Project. If requested to do so by Landlord, Tenant agrees to subordinate this Lease and its rights hereunder to said CC&R's and to any amendments thereto within ten (10) days after Landlord's written request.

(c) Suitability of Premises. Tenant acknowledges that neither Landlord nor any of representatives has made any representation or warranty with respect to the Premises, the Common Areas or with respect to the suitability or fitness of the same for the conduct of Tenant's business or for any other purpose. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Property were in satisfactory condition to conduct business at such time.

5.2 Hazardous Materials.

(a) Definitions.

(i) **"Hazardous Materials"** shall mean any substance: (A) that now or in the future is regulated or governed by, requires investigation or remediation under, or is defined as a hazardous waste, hazardous substance, pollutant or contaminant under any governmental statute, code, ordinance, regulation, rule or order, and any amendment thereto, including for example only the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. §9601 et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq., or (B) that is toxic, explosive, corrosive, flammable, radioactive, carcinogenic, dangerous or otherwise hazardous, including gasoline, diesel fuel, petroleum hydrocarbons, polychlorinated biphenyls (PCBs), asbestos, radon and urea formaldehyde foam insulation.

(ii) **"Environmental Requirements"** shall mean all present and future Laws, orders, permits, licenses, approvals, authorizations and other requirements of any kind applicable to Hazardous Materials.

(iii) **"Handled by Tenant"** and **"Handling by Tenant"** shall mean and refer to any installation, handling, generation, storage, use, disposal, discharge, release, abatement, removal, transportation, or any other activity of any type by Tenant or its agents, employees, contractors, licensees, assignees, sublessees, transferees, representatives, guests, customers, invitees, or visitors (collectively, **"Representatives"**), at or about the Premises in connection with or involving Hazardous Materials.

(iv) **"Environmental Losses"** shall mean all costs and expenses of any kind, damages, including foreseeable and unforeseeable consequential damages, fines and penalties incurred in connection with any violation of and compliance with Environmental Requirements and all losses of any kind

attributable to the diminution of value, loss of use or adverse effects on marketability or use of any portion of the Premises or Property.

(b) Tenant's Covenants. No Hazardous Materials shall be Handled by Tenant at or about the Premises or Property without Landlord's prior written consent, which consent may be granted, denied, or conditioned upon compliance with Landlord's requirements, all in Landlord's absolute discretion. Notwithstanding the foregoing, normal quantities and use of those Hazardous Materials customarily used in the conduct of general office activities, such as copier fluids and cleaning supplies (**"Permitted Hazardous Materials"**), may be used and stored at the Premises without Landlord's prior written consent, provided that Tenant's activities at or about the Premises and Property and the Handling by Tenant of all Hazardous Materials shall comply at all times with all Environmental Requirements. At the expiration or termination of the Lease, Tenant shall promptly remove from the Premises and Property all Hazardous Materials Handled by Tenant at the Premises or the Property. Tenant shall keep Landlord fully and promptly informed of all Handling by Tenant of Hazardous Materials other than Permitted Hazardous Materials. Tenant shall be responsible and liable for the compliance with all of the provisions of this Section by all of Tenant's Representatives, and all of Tenant's obligations under this Section (including its indemnification obligations under paragraph (e) below) shall survive the expiration or termination of this Lease.

(c) Compliance. Tenant shall at Tenant's expense promptly take all actions required by any governmental agency or entity in connection with or as a result of the Handling by Tenant of Hazardous Materials at or about the Premises or Property, including inspection and testing, performing all cleanup, removal and remediation work required with respect to those Hazardous Materials, complying with all closure requirements and post-closure monitoring, and filing all required reports or plans. All of the foregoing work and all Handling by Tenant of all Hazardous Materials shall be performed in a good, safe and workmanlike manner by consultants qualified and licensed to undertake such work and in a manner that will not interfere with any other tenant's quiet enjoyment of the Property or Landlord's use, operation, leasing and sale of the Property. Tenant shall deliver to Landlord prior to delivery to any governmental agency, or promptly after receipt from any such agency, copies of all permits, manifests, closure or remedial action plans, notices, and all other documents relating to the Handling by Tenant of Hazardous Materials at or about the Premises or Property. If any lien attaches to the Premises or the Property in connection with or as a result of the Handling by Tenant of Hazardous Materials, and Tenant does not cause the same to be released, by payment, bonding or otherwise, within ten (10) days after the attachment thereof, Landlord shall have the right but not the obligation to cause the same to be released and any sums expended by Landlord in connection therewith shall be payable by Tenant on demand.

(d) Landlord's Rights. Landlord shall have the right, but not the obligation, to enter the Premises at any reasonable time (i) to confirm Tenant's compliance with the provisions of this Section, and (ii) to perform Tenant's obligations under this Section if Tenant has failed to do so after reasonable notice to Tenant. Landlord shall also have the right to engage qualified Hazardous Materials consultants to inspect the Premises and review the Handling by Tenant of Hazardous Materials, including review of all permits, reports, plans, and other documents regarding same. Tenant shall pay to Landlord on demand the costs of Landlord's consultants' fees and all costs incurred by Landlord in performing Tenant's obligations under this Section if Tenant fails to timely perform such obligations. Landlord shall use reasonable efforts to minimize any interference with Tenant's business caused by Landlord's entry into the Premises, but Landlord shall not be responsible for any interference caused thereby.

(e) Tenant's Indemnification. Tenant agrees to indemnify, defend and hold harmless Landlord and its partners or members and its or their partners, members, directors, officers, shareholders, employees and agents from all Environmental Losses and all other claims, actions, losses, damages, liabilities, costs and expenses of every kind, including reasonable attorneys', experts' and consultants' fees and costs, incurred at any time and arising from or in connection with the Handling by Tenant of Hazardous Materials at or about the Property or Tenant's failure to comply in full with all Environmental Requirements with respect to the Premises.

5.3 Exclusive Use. During the Term of this Lease, Landlord shall not, subject to this Section 5.3, enter into any new leases which would allow another tenant to operate as a Competing Business in the Building.

(a) Definitions.

(1) Exclusive Use Defined. **"Exclusive Use"** shall mean a commercial banking business, such as Wells Fargo Bank and Bank of America.

(2) Competing Business Defined. **"Competing Business"** shall mean a business which operates as the Exclusive Use in the Building, provided, however, that the parties agree that the following uses and companies are not Competing Businesses (the following list of uses and businesses is not intended to expand the definition of "Competing Business," and is intended to set forth examples, not an exhaustive list, of some of the uses and companies that may provide financial services but nonetheless do not constitute Competing Businesses):

(i) any brokerage company, such as a Morgan Stanley, Merrill Lynch, Charles Schwab, Wachovia, or Edward Jones;

(ii) any real estate brokerage company, such as a Coldwell Banker or ReMax.

(iii) any wealth management company, such as Hanson & McClain; and

(iv) any real estate lending company that does not accept deposits, such as Countrywide Home Loans and Paramount Equity.

(b) Exclusive Becomes Null and Void. This Section 5.3 shall automatically become null and void if:

(1) Tenant materially defaults under this Lease beyond any applicable cure period; monetary defaults shall be deemed "material" for the purposes hereof;

(2) the Premises cease to be used primarily for the Exclusive Use.

(c) Landlord Violation. If after the execution of this Lease, Landlord enters into a lease agreement with a prospective tenant in the Project and does not place the Competing Business restriction into such lease, and such prospective tenant becomes an actual tenant in the Project and operates in violation of the Competing Business restriction, and Tenant notifies Landlord of such violation, then, if such violation is not cured within sixty (60) days after notification to Landlord of such violation, Tenant's sole remedy shall be to abate the Base Rent by twenty-five percent (25%) beginning as of expiration of such 60-day period and continuing until such violation has been corrected. If such violation continues for more than six (6) full consecutive months without correction, then Tenant shall have the right to terminate this Lease within thirty (30) days after the expiration of said 6-month period, provided that if Tenant does not terminate this Lease as provided in this Section 5.3(c), then Tenant shall immediately recommence paying the full (100%) amount of the Base Rent then due under this Lease on the date Tenant no longer has a right to terminate under this Section 5.3(c).

(d) Violation by a Rogue Tenant. If another tenant operates in violation of this Section 5.3 due to no fault of Landlord, Tenant may notify Landlord in writing of such violation and may request that Landlord enforce the provisions of such lease to prevent the continuation of such use. Tenant shall have no remedy for a violation of Section 5.3 if (a) another tenant or occupant in the Project violates a provision of its lease regarding its premises, which either does not permit or specifically prohibits a use that violates the Competing Business restriction, and (b) Landlord provides notice of the lease violation to such other tenant or occupant and makes a commercially reasonable attempt to cure such violation. If Landlord fails to attempt to cure such remedy as provided in this Section within sixty (60) days after receipt of Tenant's notice of such violation, Tenant shall be afforded the remedy provided in Section 5.3(c) above.

5.4 ATM. Subject to the provisions of Section 6 below, Landlord hereby agrees that Tenant shall have the sole and exclusive right to install one (1) exterior ATM machine and night depository box in the Project, including weather protection, at a location which shall be subject to Landlord's reasonable consent. Tenant

acknowledges and agrees that (i) in no event will the installation, operation or use of any ATM or night depository result in any loss of parking spaces or interference with the use of the Common Areas by the Project's occupants or visitors; (ii) Tenant must cause the ATM and night depository to comply with all laws (including, but not limited to, the requirements of the County of Marin, California Financial Code sections 13000 through 13070 and any similar or successor statutes, and any other law requiring lighting or other security measures); (iii) Tenant will provide all security measures that are customary for similar ATM facilities in the vicinity of the Project (including, without limitation, mirrors, surveillance cameras, adequate lighting, card entry systems and warning signage), provided that such security measures shall be subject to Landlord's prior written approval; (iv) Tenant shall at all times keep the ATM in first-class condition and order, and the area surrounding the ATM in a neat and orderly condition; and (v) if Tenant is unable to rectify (to Landlord's reasonable satisfaction) on-going security problems (defined as three (3) or more incidents involving personal injury or loss of property due to criminal activity within any six (6)-month period) involving the ATM within thirty (30) days of prior written notice, Landlord may require the removal, alteration or relocation of the exterior ATM or night depository, at Tenant's expense, if, in Landlord's reasonable judgment, such exterior ATM or night depository (and any related windscreen or awning) creates an unreasonable risk to the personal safety of the Project's occupants or visitors. Tenant shall arrange for cash to be provided to and removed from the ATM, at the sole risk of Tenant.

6. ALTERATIONS.

6.1 Alterations/Landlord's Approval. All alterations, improvements or changes to the Premises desired by Tenant (the "**Alterations**") shall be made at Tenant's expense and shall require Landlord's prior approval. Landlord may withhold its consent to such Alterations in its sole discretion if the proposed Alterations would adversely affect the structure or safety of the Building or its electrical, plumbing, HVAC, mechanical or safety systems, or if such proposed Alterations would create an obligation on Landlord's part to make modifications to the Building or other portion of the Property (in order, for example, to comply with laws such as the ADA mandating building accessibility for persons with disabilities); in all other circumstances, Landlord agrees not to unreasonably withhold or delay its consent to proposed Alterations. All Alterations shall be made at such times and in such manner as Landlord may reasonably designate, only by such contractors, subcontractors or mechanics as are reasonably approved by Landlord, and subject to all other conditions which Landlord may in its reasonable discretion impose. Any work on any of the Buildings Systems shall be performed by contractors or subcontractors designated by Landlord. Tenant shall submit to Landlord for its prior approval reasonably detailed final plans and specifications and the name of the contractor proposed by Tenant to make the Alteration. Tenant shall reimburse Landlord upon demand for any expenses reasonably incurred by Landlord in connection with any Alterations made by Tenant, including all costs of work in portions of the Building or the Property other than the Premises to comply with governmental requirements, if such compliance is required as a result of the Alterations, and any fees charged by Landlord's contractors or consultants to review plans and specifications prepared by Tenant and the cost of updating the existing as-built plans and specifications of the Building to reflect the Alterations.

6.2 Permits/Authorization. Tenant shall obtain and deliver to Landlord copies of all applicable permits, authorizations and governmental approvals before commencement of the Alteration. All Alterations shall be completed with due diligence in compliance with the Project Rules, all applicable governmental requirements, the plans and specifications approved by Landlord and the provisions of Section 5.1 - *Use*.

6.3 Removal. All Alterations shall be the property of Landlord, and upon Lease Termination, all Alterations shall be surrendered with the Premises in accordance with Section 19.1 - *Surrender*; provided, however, that Landlord may require, by notice to Tenant at least thirty (30) days prior to the end of the Term, that Tenant remove any Alterations and restore the Premises to the condition designated by Landlord, all at Tenant's expense.

6.4 Insurance. Tenant shall obtain liability insurance, in form and amount and from an insurance company acceptable to Landlord, insuring against damage and injury to person and property arising out of the construction of the Alteration. Tenant shall deliver to Landlord reasonably satisfactory documentary evidence that such insurance is in force before starting any Alteration work. If the cost of any Alteration exceeds Ten Thousand and No/100ths Dollars ($10,000.00), then Tenant shall, if required by Landlord, obtain a completion bond for the work issued by a company acceptable to Landlord; provided, however, the originally named Tenant hereunder shall have no obligation to obtain a lien completion bond. Tenant shall keep the Premises and the

Property free and clear of all liens arising out of any work performed, materials furnished or obligations incurred by Tenant. Tenant shall give Landlord at least five (5) days' notice prior to the commencement of any Alterations. Landlord may post and record an appropriate notice of non-responsibility with respect to any Alteration or the installation of any "Trade Fixtures" (as defined below), and Tenant shall maintain any such notices posted by Landlord in or on the Premises. If any such lien attaches to the Premises or the Property, and Tenant does not cause the same to be released by payment, bonding or otherwise within ten (10) days after the attachment thereof, Landlord shall have the right but not the obligation to cause the same to be released, and any sums expended by Landlord in connection therewith shall be payable by Tenant on demand with interest thereon from the date of expenditure by Landlord at the "Interest Rate" (as defined in Section 16.2 - *Interest Rate*).

6.5 Trade Fixtures. Subject to the provisions of Section 5.1 - *Use* and the foregoing provisions of this Section, Tenant may install and maintain furnishings, equipment, movable partitions, business equipment and other trade fixtures (the **"Trade Fixtures"**) in the Premises, provided that the Trade Fixtures do not become an integral part of the Premises or the Building. Tenant shall promptly repair any damage to the Premises or the Building caused by any installation or removal of such Trade Fixtures.

7. MAINTENANCE AND REPAIRS.

7.1 Tenant's Obligations. By taking possession of the Premises, Tenant agrees that the Premises are in good order and repair and otherwise in the condition required by this Lease, including the Construction Rider, except for any items as may be identified in the "Punch List" (as defined in the Construction Rider). Thereafter during the Term, Tenant shall, at Tenant's sole cost, keep and maintain (including replacements if necessary) the Premises and every part of the Premises (excepting the roof and exterior structural walls as to load bearing integrity, which Landlord will maintain), and all appurtenances including glazing, vestibules, any store front (including bulkheads), and the interior of the Premises, in a first class condition, and keep the Premises in a good, clean, sanitary and orderly condition and repair. Tenant shall keep sewers and drains open and clear and shall use the same only for designated purposes. Tenant shall further keep the sidewalks and Common Areas adjacent to the Premises clean and free of all debris. Tenant agrees that Tenant will paint, varnish, wallpaper, or otherwise redecorate or renovate the interior of the Premises and Tenant's Trade Fixtures when necessary to maintain the Premises in a first class condition. During the Term, Tenant shall maintain and repair (and replace, if necessary) the heating and air conditioning equipment serving the Premises in good condition and repair. In addition, Tenant shall keep in force a preventive maintenance contract with a qualified mechanical contractor covering all heating and air conditioning equipment that serves the Premises exclusively and shall provide to Landlord, not later than thirty (30) days following the date of commencement of the Term, a copy of such contract; Landlord may, at Landlord's option, contract for such service and either bill Tenant the cost thereof or include such cost in Operating Costs, in which case Tenant shall pay Tenant's Share of the total cost of all such service contracts for the Project. At Lease Termination, Landlord may cause an inspection of the heating and air conditioning equipment serving the Premises by Tenant's mechanical contractor, or if Tenant does not have a service contract in force, by a contractor of Landlord's selection, and obtain a cost estimate to bring such equipment to good working order if defects are noted, and Tenant agrees to pay to Landlord on demand an amount equal to seventy-five percent (75%) of the total cost estimate, which shall be deemed Tenant's deferred repair obligation after excepting fair wear and tear. As a material part of the consideration for this Lease, Tenant hereby waives any benefits of California Civil Code sections 1932(1), 1941 and 1942 and any other applicable existing or future Law that allows a tenant to make repairs at its landlord's expense.

Tenant shall arrange and pay for all utilities, janitorial services, pest extermination, window washing, light bulb replacement and all other services necessary to maintain the appearance, cleanliness and safety of the Premises in a first-class condition. Without limiting the generality of the foregoing, if Tenant is involved in food preparation and sales as a cafe, restaurant, or similar use, or food takeout service, then at Tenant's sole expense, Tenant shall install any fire protective systems in grill, deep fry, cooking and other areas that are required by applicable Laws. Such systems, when installed, shall qualify for full fire protective credits allowed by the fire insurance rating and regulatory body in whose jurisdiction the Premises are located. During the Term, Tenant shall clean and maintain all exhaust hoods, flues and ducts, grease traps, and sewer pipes from the Premises to the public sewer main, in a safe, clean, degreased and sanitary manner at Tenant's sole expense.

7.2 Landlord's Obligations. Landlord shall maintain or cause to be maintained in good order, condition and repair, the roof, foundations, and exterior walls of the Building and Common Areas; however, if an owners association created for the Project (the **"Owners Association"**) maintains or insures the Building or Common Areas, Landlord shall have no responsibility for the maintenance or insurance thereof and Tenant shall have no claims against Landlord arising out of any failure of the Owners Association to so maintain or insure the Building or Common Areas, unless Landlord fails to use commercially reasonable efforts to require the Owners Association to maintain those portions of the Project it is required to maintain. Tenant shall pay, within fifteen (15) days after receipt of a written invoice from Landlord, the cost of repairs: (i) for damage occasioned by Tenant's use of the Premises or the Property or any act or omission of Tenant or Tenant's Representatives, or (ii) which are beyond the scope of Landlord's or an owners association's express maintenance and repair obligations under this Lease. Landlord shall be under no obligation to inspect the Premises. Tenant shall promptly report in writing to Landlord any defective condition known to Tenant which Landlord is required to repair. As a material part of the consideration for this Lease, Tenant hereby waives any benefits of any applicable existing or future Law, including the provisions of California Civil Code sections 1932(1), 1941 and 1942 and any other applicable Law allowing a tenant to make repairs at its landlord's expense.

7.3 Reservation of Rights. Landlord, for the benefit of itself, any other owner and the Owners Association, reserves the right, at any time and from time to time, without liability to Tenant for damage or injury to property, person or business and without effecting an eviction, constructive or actual, or giving rise to any claim for set-off or abatement of rent or disturbance of Tenant's use or possession of the Premises, but shall have no obligation, to:

(a) Construct additional buildings or other improvements on the Land, provided such additional buildings or other improvements do not materially and adversely affect Tenant's operations from the Premises;

(b) Make alterations, additions, repairs, improvements to or in or to decrease or increase the size or area of, all or any part of the Retail Component or Office Component of the Property, provided such alterations, additions, repairs or improvements do not materially and adversely affect Tenant's operations from the Premises;

(c) Change the Retail Component's name or street address or the Building's name or street address or to change the space or suite number of the Premises;

(d) Subject to Section 33.1 below, install, affix and maintain any and all signs on the exterior and interior of the Building or anywhere else in or on the Property;

(e) Subject to Sections 5.3 and 5.4 above, grant to anyone the exclusive right to conduct any business or render any service in or to the Property and its tenants, provided such exclusive right shall not operate to require Tenant to use or patronize such business or service or to exclude Tenant from its use of the Premises expressly permitted herein;

(f) Subject to Tenant's exclusive parking rights expressly set forth herein, reduce, increase, enclose or otherwise change at any time and from time to time the size, shape, number, location, lay-out extent, and nature of the Common Areas, including, without limitation, entrances, passageways, doors and doorways, corridors, elevators, stairs, toilets and other public and/or facilities, and other tenancies and premises in the Property, and to create additional leasable areas through use or enclosure of Common Areas; or

(g) If any governmental authority promulgates or revises any Law or imposes mandatory or voluntary controls or guidelines on Landlord or the Property relating to the use or conservation of energy or utilities or the reduction of automobile or other emissions (collectively **"Controls"**) to comply with such Controls, whether mandatory or voluntary, or make such alterations to the Property related thereto.

8. TENANT'S TAXES. **"Tenant's Taxes"** shall mean (a) all taxes, assessments, license fees and other governmental charges or impositions levied or assessed against or with respect to Tenant's personal property

or Trade Fixtures in the Premises, whether any such imposition is levied directly against Tenant or levied against Landlord or the Property, (b) all rental, excise, sales or transaction privilege taxes arising out of this Lease (excluding, however, state and federal personal or corporate income taxes measured by the income of Landlord from all sources) imposed by any taxing authority upon Landlord or upon Landlord's receipt of any rent payable by Tenant pursuant to the terms of this Lease (the "**Rental Tax**"), and (c) any increase in Taxes attributable to inclusion of a value placed on Tenant's personal property, Trade Fixtures or Alterations. Tenant shall pay any Rental Tax to Landlord in addition to and at the same time as Base Rent is payable under this Lease, and shall pay all other Tenant's Taxes before delinquency (and, at Landlord's request, shall furnish Landlord satisfactory evidence thereof). If Landlord pays Tenant's Taxes or any portion thereof, Tenant shall reimburse Landlord upon demand for the amount of such payment, together with interest at the Interest Rate from the date of Landlord's payment to the date of Tenant's reimbursement.

9. UTILITIES AND SERVICES.

9.1 Payment. Tenant shall pay before delinquency all charges for water, gas, heat, electricity, power, telephone service, and all other services of utilities used in, upon, or about the Premises during the Term. If any utility is not separately metered or submetered, Tenant shall reimburse Landlord for Tenant's pro rata share of the cost of the utility determined according to the leasable area of the Premises as it relates to the total leasable area of the portion of the Property that is not separately metered and that contains the Premises or such other method of allocation as Landlord in Landlord's commercially reasonable judgment deems to be fair, just and equitable. Landlord may estimate such charges and require Tenant to pay them at the same time and in the same manner as Tenant pays Additional Rent under Section 3.2(b) above.

9.2 Interruption of Services. In the event of an interruption in or failure or inability to provide any services or utilities to the Premises or Building for any reason (a "**Service Failure**"), such Service Failure shall not, regardless of its duration, impose upon Landlord any liability whatsoever, constitute an eviction of Tenant, constructive or otherwise, entitle Tenant to an abatement of rent or to terminate this Lease or otherwise release Tenant from any of Tenant's obligations under this Lease. Tenant hereby waives any benefits of any applicable existing or future Law, including the provisions of California Civil Code section 1932(1), permitting the termination of this Lease due to such interruption, failure or inability.

9.3 Garbage. Tenant shall store all trash and garbage within the areas (if any) established by Landlord for such purposes or within the Premises in good quality containers so located as not to be visible to Tenant's customers and other invitees to the Project and so as not to create or permit any health or fire hazard, and arrange for the prompt and regular removal thereof. Tenant shall not allow refuse, garbage, or trash to accumulate outside the Premises, except on the date of scheduled pickup service, and then only in areas designated for such purpose by Landlord. Notwithstanding the foregoing, Landlord shall have the election to provide a garbage and refuse area in the Retail Component (including the pickup service) in which Tenant, and all or part of the other tenants in the Retail Component, shall deposit its garbage and trash. The costs and expenses incurred by Landlord in establishing and maintaining such area (as well as any trash compactor or other equipment used in connection therewith) and in providing the pickup service shall be borne by Tenant as a part of Tenant's Share of Retail Operating Costs, and Landlord may establish, in Landlord's discretion, a separate Cost Pool for certain types of trash and garbage users (e.g., restaurant tenants). Landlord shall have the option of establishing a code, "card key" or other monitoring system to determine the individual trash and garbage use of tenants in the Retail Component, and if Landlord elects to establish such system, Tenant shall pay Landlord as rent under this Lease the charge reasonably determined by Landlord for Tenant's individual trash and garbage use. If Landlord issues a card key, trash pass or similar monitoring device for trash, Landlord may collect from Tenant a deposit for such key, pass or device, in an amount determined by Landlord. Landlord can elect at any time after providing such area and service to discontinue the use of such area and service.

10. EXCULPATION AND INDEMNIFICATION.

10.1 Exculpation. Landlord shall not be liable to Tenant for any loss, injury or other damage to any person or property (including Tenant or Tenant's property) in or about the Premises or the Property from any cause (including defects in the Property or in any equipment in the Property; fire, explosion or other casualty; bursting, rupture, leakage or overflow of any plumbing or other pipes or lines, sprinklers, tanks, drains, drinking

fountains or washstands in, above, or about the Premises or the Property; or acts of other tenants in the Property). Tenant hereby waives all claims against Landlord for such damage and the cost and expense of defending against claims relating to such damage, except that Landlord shall indemnify, defend and hold Tenant harmless from and against any claims, actions, liabilities, damages, costs or expenses, including reasonable attorneys' fees and costs incurred in defending against the same (the "**Claims**") for such damages, to the extent the same are caused by the willful or grossly negligent acts or omissions of Landlord or its authorized representatives. In no event, however, shall Landlord be liable to Tenant for any punitive or consequential damages or damages for loss of business by Tenant.

10.2 Tenant Indemnification. Tenant shall indemnify, defend and hold Landlord harmless from and against Claims arising from (a) the acts or omissions of Tenant or Tenant's Representatives in or about the Property, or (b) any construction or other work undertaken by Tenant on the Premises (including any design defects), or (c) any breach or default under this Lease by Tenant, or (d) any accident, injury or damage, howsoever and by whomsoever caused, to any person or property, occurring in or about the Premises during the Term; excepting only such Claims for any accident, injury or damage to the extent they are caused by the negligent or willful acts or omissions of Landlord or its authorized representatives.

10.3 Survival. The obligations of the parties under this Section 10 shall survive the expiration or termination of this Lease.

11. INSURANCE.

11.1 Tenant's Insurance.

(a) Tenant shall maintain in full force throughout the Term, commercial general liability insurance providing coverage on an occurrence form basis with limits of not less than Two Million and No/100ths Dollars ($2,000,000.00) each occurrence for bodily injury and property damage combined, Five Million and No/100ths Dollars ($5,000,000.00) annual general aggregate, and Two Million and No/100ths Dollars ($2,000,000.00) products and completed operations annual aggregate. Tenant's liability insurance policy or policies shall: (i) include premises and operations liability coverage, broad form property damage coverage including completed operations, blanket contractual liability coverage including, to the maximum extent possible, coverage for the indemnification obligations of Tenant under this Lease, and personal and advertising injury coverage; (ii) provide that the insurance company has the duty to defend all insureds under the policy; (iii) provide that defense costs are paid in addition to and do not deplete any of the policy limits; (iv) cover liabilities arising out of or incurred in connection with Tenant's use or occupancy of the Premises or the Property; (v) extend coverage to cover liability for the actions of Tenant's Representatives; and (vi) if Tenant sells or serves any alcoholic beverages whatsoever within the Premises, include coverage for dram shop liability.

(b) Tenant shall at all times maintain in effect with respect to any Alterations and Tenant's Trade Fixtures, plate glass in the Premises and personal property, commercial property insurance providing coverage, at a minimum, for special form perils, to the extent of ninety percent (90%) of the full replacement cost of covered property. Tenant may carry such insurance under a blanket policy, provided that such policy provides equivalent coverage to a separate policy. During the Term, the proceeds from any such policies of insurance shall be used for the repair or replacement of the Alterations, Trade Fixtures and personal property so insured. Landlord shall be provided coverage under such insurance to the extent of its insurable interest and, if requested by Landlord, both Landlord and Tenant shall sign all documents reasonably necessary or proper in connection with the settlement of any claim or loss under such insurance. Landlord will have no obligation to carry insurance on any Alterations or on Tenant's Trade Fixtures or personal property.

(c) Each policy of insurance required under this Section shall: (i) be in a form, and written by an insurer, reasonably acceptable to Landlord, (ii) be maintained at Tenant's sole cost and expense, and (iii) require at least thirty (30) days' written notice to Landlord prior to any cancellation, nonrenewal or modification of insurance coverage. Insurance companies issuing such policies shall have rating classifications of "A" or better and financial size category ratings of "VII" or better according to the latest edition of the A.M. Best Key Rating Guide. All insurance companies issuing such policies shall be licensed to do business in the state where the Property is located. Any deductible amount under such insurance shall not exceed Five Thousand and No/100ths

Dollars ($5,000.00). Tenant shall provide to Landlord, upon request, evidence that the insurance required to be carried by Tenant pursuant to this Section, including any endorsement effecting the additional insured status, is in full force and effect and that premiums therefor have been paid. Such evidence shall, at Landlord's discretion, be in either the form of an ACORD Form 27 (Certificate of Insurance) or a certified copy of the original insurance policy, in either event providing that the insurer will provide Landlord with at least thirty (30) days prior written notice before any termination or amendment to the policy.

(d) Tenant shall increase the amounts of insurance as required by any Mortgagee, and, not more frequently than once every three (3) years, as recommended by Landlord's insurance broker, if, in the opinion of either of them, the amount of insurance then required under this Lease is not adequate. Any limits set forth in this Lease on the amount or type of coverage required by Tenant's insurance shall not limit the liability of Tenant under this Lease.

(e) Each policy of liability insurance required by this Section shall: (i) contain a cross liability endorsement or separation of insureds clause; (ii) provide that any waiver of subrogation rights or release prior to a loss does not void coverage; (iii) provide that it is primary to and not contributing with, any policy of insurance carried by Landlord covering the same loss; (iv) provide that any failure to comply with the reporting provisions shall not affect coverage provided to Landlord, its partners, property managers and Mortgagees; and (v) name Landlord, its partners, the Landlord's property manager, and such other parties in interest as Landlord may from time to time reasonably designate to Tenant in writing, as additional insureds. Such additional insureds shall be provided the same extent of coverage as provided to Tenant under such policies. All endorsements effecting such additional insured status shall be acceptable to Landlord and shall be at least as broad as additional insured endorsement form number CG 20 26 11 85 promulgated by the Insurance Services Office.

(f) Prior to occupancy of the Premises by Tenant, and not less than thirty (30) days prior to expiration of any policy thereafter, Tenant shall furnish to Landlord a certificate of insurance reflecting that the insurance required by this Section is in force, accompanied by an endorsement showing the required additional insureds satisfactory to Landlord in substance and form. Notwithstanding the requirements of this paragraph, Tenant shall at Landlord's request provide to Landlord a certified copy of each insurance policy required to be in force at any time pursuant to the requirements of this Lease or its Exhibits.

11.2 Landlord's Insurance. During the Term, Landlord shall maintain in effect insurance on the Project against "special form" perils (to the extent such coverages are available), with responsible insurers, insuring the Project in an amount equal to the replacement cost thereof, excluding land, foundations, footings and underground installations. Landlord may, but shall not be obligated to, carry insurance against additional perils and/or in greater amounts.

11.3 Property Insurance/Waiver of Subrogation. Landlord and Tenant each hereby waive any right of recovery against the other and the partners, members, shareholders, officers, directors and authorized representatives of the other for any loss or damage that is covered by any policy of property insurance maintained by either party (or required by this Lease to be maintained) with respect to the Premises or the Property or any operation therein. If any such policy of insurance relating to this Lease or to the Premises or the Property does not permit the foregoing waiver of subrogation or if the coverage under any such policy would be invalidated as a result of such waiver, the party maintaining such policy shall obtain from the insurer under such policy a waiver of all right of recovery by way of subrogation against either party in connection with any claim, loss or damage covered by such policy.

12. DAMAGE OR DESTRUCTION.

12.1 Landlord's Duty to Repair.

(a) If all or a substantial part of the Premises are rendered untenantable or inaccessible by damage from fire or other casualty then, unless either party is entitled to and elects to terminate this Lease pursuant to Sections 12.2 - *Landlord's Right to Terminate* and 12.3 - *Tenant's Right to Terminate*, Landlord shall, at its expense, use reasonable efforts to repair and restore the Premises to substantially their former condition to the extent permitted or required by then applicable Laws; provided, however, that in no event shall Landlord have

any obligation for repair or restoration beyond the extent of insurance proceeds received by Landlord for such repair or restoration, or for any of Tenant's personal property, Trade Fixtures or Alterations, or any improvements other than those constructed by Landlord in accordance with the Construction Rider.

(b) If Landlord is required or elects to repair damage to the Premises, this Lease shall continue in effect, but Tenant's Base Rent and Additional Rent from the date of the casualty through the date of substantial completion of the repair shall be abated with regard to any portion of the Premises that Tenant is prevented from using by reason of such damage or its repair. In no event shall Landlord be liable to Tenant by reason of any injury to or interference with Tenant's business or property arising from fire or other casualty or by reason of any repairs to any part of the Property necessitated by such casualty.

12.2 Landlord's Right to Terminate. Landlord may elect to terminate this Lease following damage to the Premises and/or the Property by fire or other casualty under the following circumstances:

(a) If, in the reasonable judgment of Landlord, the Premises or the Property cannot be substantially repaired and restored under applicable Laws within two hundred seventy (270) days from the date of the casualty;

(b) If, in the reasonable judgment of Landlord, adequate proceeds are not, for any reason, made available to Landlord from Landlord's insurance policies (and/or from Landlord's funds made available for such purpose, at Landlord's sole option) to make the required repairs;

(c) If the Building or the Retail Component is damaged or destroyed to the extent that, in the reasonable judgment of Landlord, the cost to repair and restore the Building or the Retail Component would exceed twenty-five percent (25%) of the full replacement cost of the Building or the Retail Component, whether or not the Premises are at all damaged or destroyed; or

(d) If the fire or other casualty occurs during the last year of the Term.

If any of the circumstances described in subparagraphs (a), (b), (c) or (d) of this Section 12.2 occur or arise, Landlord shall notify Tenant in writing of that fact within one hundred and twenty (120) days after the date of the casualty and in such notice Landlord shall also advise Tenant whether Landlord has elected to terminate this Lease as provided above; provided that Landlord may not so elect to terminate this Lease under clause (b) above unless it terminates the leases of all similarly situated tenants; and provided further that if Landlord so elects to terminate this Lease pursuant to clause (d) above while Tenant has an unexercised, available option to extend the Term of this Lease, then Tenant shall have a period of fifteen (15) days following receipt of such termination notice from Landlord within which to deliver written notice to Landlord exercising such option to extend, and in the event of such exercise of the option to extend by Tenant, then Landlord's prior election to terminate shall be nullified, this Lease shall continue in full force and effect, and such casualty shall be governed by the other provisions of this Section as if occurring other than during the final year of the Term.

12.3 Tenant's Right to Terminate. If all or a substantial part of the Premises are rendered untenantable or inaccessible by damage from fire or other casualty, then Tenant may elect to terminate this Lease under the following circumstances:

(a) Where Landlord fails to commence any required repair to the Premises within one hundred and twenty (120) days after the date of the casualty, in which event Tenant may elect to terminate this Lease upon notice to Landlord given within ten (10) days after such one hundred and twenty (120)-day period; or

(b) If, in the reasonable judgment of Landlord, the Premises cannot be substantially repaired and restored under applicable laws within two hundred seventy (270) days from the date of casualty; in which event Tenant may elect to terminate this Lease by giving Landlord notice of such election to terminate within thirty (30) days after Landlord's notice to Tenant pursuant to Section 12.2 - *Landlord's Right to Terminate.*

(c) Waiver. Landlord and Tenant each hereby waive the provisions of California Civil Code sections 1932(2), 1933(4) and any other applicable existing or future Law permitting the termination of a lease agreement in the event of damage or destruction under any circumstances other than as provided in Sections 12.2 - *Landlord's Right to Terminate* and 12.3 - *Tenant's Right to Terminate.*

13. CONDEMNATION.

13.1 Definitions.

(a) **"Award"** shall mean all compensation, sums, or anything of value awarded, paid or received on a total or partial Condemnation.

(b) **"Condemnation"** shall mean (i) a permanent or temporary taking pursuant to the exercise by a Condemnor of the power of condemnation or eminent domain, whether by legal proceedings or otherwise, or (ii) a voluntary sale or transfer by Landlord to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

(c) **"Condemnor"** shall mean any public or quasi-public authority, private corporation or individual having the power of Condemnation.

(d) **"Date of Condemnation"** shall mean the earlier of the date that title to the property taken by the Condemnor is vested in the Condemnor or the date the Condemnor has the right to possession of the property being condemned.

13.2 Condemnation.

(a) If the Premises are totally taken by a permanent Condemnation, this Lease shall terminate as of the Date of Condemnation. If a portion but not all of the Premises is taken by a permanent Condemnation, this Lease shall remain in effect; provided, however, that if Tenant determines that the portion of the Premises remaining after the Condemnation will be unsuitable for Tenant's continued use, then upon notice to Landlord within thirty (30) days after Landlord notifies Tenant of the Condemnation, Tenant may terminate this Lease effective as of the Date of Condemnation.

(b) If twenty-five percent (25%) or more of the Land, the floor area in the Building, or the retail improvements on the Retail Component are taken by Condemnation, whether or not any portion of the Premises is so taken, Landlord may elect to terminate this Lease at any time up to thirty (30) days after to the Date of Condemnation. If Landlord so terminates this Lease, the termination shall be effective as of the Date of Condemnation.

(c) If all or a portion of the Premises is taken by a temporary Condemnation, this Lease shall remain in full force and effect.

13.3 Restoration. If this Lease is not terminated as provided in Section 13.2 -*Condemnation,* Landlord, at its expense, shall diligently proceed to repair and restore the Premises to substantially its former condition (to the extent permitted or required by the then applicable Laws); provided, however, that Landlord's obligations to so repair and restore shall be limited to the amount of any Award received by Landlord and not required to be paid to any Mortgagee (as defined in Section 20.1 below). In no event shall Landlord have any obligation to repair or replace any improvements in the Premises beyond the amount of any Award received by Landlord for such repair or replacement or any of Tenant's personal property, Trade Fixtures, Tenant Improvements or Alterations.

13.4 Abatement and Reduction of Rent. If any portion of the Premises is permanently taken in a Condemnation or is rendered permanently untenantable by repairs necessitated by the Condemnation, and this Lease is not terminated, the Base Rent and Additional Rent payable under this Lease shall be proportionally reduced as of the Date of Condemnation based upon the percentage of leasable area in the Premises so taken or rendered

permanently untenantable. In addition, if this Lease remains in effect following a permanent Condemnation and Landlord proceeds to repair and restore the Premises, the Base Rent and Additional Rent payable under this Lease shall be abated during the period of such repair or restoration to the extent such repairs prevent Tenant's use of the Premises.

13.5 Awards. Any Award made shall be paid to Landlord, and Tenant hereby assigns to Landlord, and waives all interest in or claim to, any such Award, including any claim for goodwill or the value of the unexpired Term; provided, however, that Tenant shall be entitled to receive, or to prosecute a separate claim for, an Award for a temporary Condemnation where this Lease is not terminated (to the extent such Award relates to the unexpired Term), or an Award or portion thereof separately designated for relocation expenses or the interruption of or damage to Tenant's business or as compensation for Tenant's personal property, Trade Fixtures or Alterations.

13.6 Waiver. Landlord and Tenant each hereby waive the provisions of California Code of Civil Procedure section 1265.130 and any other applicable existing or future Law allowing either party to petition for a termination of this Lease upon a partial taking of the Premises and/or the Property.

14. ASSIGNMENT AND SUBLETTING.

14.1 Landlord's Consent Required. Tenant shall not assign, mortgage, pledge, hypothecate or encumber this Lease or any interest therein, or sublet or license or permit the use or occupancy of the Premises or any part thereof by or for the benefit of anyone other than Tenant, or in any other manner transfer all or any part of Tenant's interests under this Lease (each and all a "**Transfer**"), without the prior written consent of Landlord, which (subject to the other provisions of this Section 14) shall not be unreasonably withheld. If Tenant is a business entity, any direct or indirect transfer of fifty percent (50%) or more of the ownership interest of the entity (whether in a single transaction or in the aggregate through more than one transaction) shall be deemed a Transfer. Notwithstanding any provision in this Lease to the contrary, Tenant shall not mortgage, pledge, hypothecate or otherwise encumber all or any portion of Tenant's interest under this Lease. For purposes of this Section 14, "Transfer" also includes: (a) if Tenant is a partnership or limited liability company: (1) a change in ownership effected voluntarily, involuntarily, or by operation of law, within a twelve-month (12-month) period of fifty percent (50%) or more of the partners or members or fifty percent (50%) or more of the partnership or membership interests; or (2) the dissolution of the partnership or limited liability company without its immediate reconstitution; (b) if Tenant is a closely held corporation (i.e., one whose stock is not publicly held and not traded through an exchange or over the counter): (1) the sale or other transfer, within a twelve-month (12-month) period of more than an aggregate of fifty percent (50%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death); (2) the sale, mortgage, hypothecation, or pledge, within a twelve-month (12-month) period of more than an aggregate of fifty percent (50%) of the value of Tenant's unencumbered assets; or (3) the dissolution, merger, consolidation, or other reorganization of Tenant. Notwithstanding the foregoing, (a) Tenant or Tenant's shareholders or other equity interest holders shall have the right to sell, transfer or exchange all or any amount of its or their stock or other equity interests on a national stock exchange, and (b) the provisions of this Section 14 shall not apply to the sale, merger or consolidation of Tenant's parent corporation, if any, or the sale or exchange of any stock in Tenant's parent corporation.

14.2 Reasonable Consent.

(a) If Tenant complies with the following conditions, Landlord shall not unreasonably withhold its consent to the subletting of all or part of the Premises or the assignment of this Lease. Prior to any proposed Transfer, Tenant shall submit in writing to Landlord (i) the name and legal composition of the proposed assignee, subtenant, user or other transferee (each a "**Transferee**"); (ii) a current balance sheet, income statements for the last two years and such other reasonable financial and other information concerning the proposed Transferee as Landlord may request; and (iii) a copy of the proposed assignment, sublease or other agreement governing the proposed Transfer. Within fifteen (15) business days after Landlord receives all such information it shall notify Tenant whether it approves or disapproves such Transfer or if it elects to proceed under Section 14.7 - *Landlord's Right to Space*. In no event may Tenant publicly offer or advertise all or any portion of the Premises for assignment or sublease at a rental less than that then sought by Landlord for a direct lease (non-sublease) of comparable space in the Retail Component.

(b) The parties hereto agree and acknowledge that, among other circumstances for which Landlord could reasonably withhold consent to a proposed Transfer, it shall be reasonable for Landlord to withhold consent where (i) the proposed Transferee does not intend itself to occupy the entire portion of the Premises sublet or assigned; (ii) the Transferee proposes to conduct a business in all or any part of the Premises, or otherwise to occupy all or any part of the Premises for a purpose, that differs in any way from the Permitted Use; (iii) the proposed transferee is a governmental agency or unit or an existing tenant in the Retail Component; (iv) the proposed Transfer would violate any "exclusive" rights of any tenants in the Project or would otherwise compete with other tenants in the Project; (v) the rental and other consideration paid by the Transferee is less than that currently being paid by tenants under new leases of comparable space in the Retail Component; (vi) Tenant is in default under this Lease; (vii) the Transfer would constitute a sub-sublease; or (ix) Landlord otherwise determines that the proposed Transfer would have the effect of decreasing the value of the Retail Component or increasing the expenses associated with operating, maintaining and repairing the Property.

14.3 Excess Consideration. If Landlord consents to the assignment or sublease, Landlord shall be entitled to receive as additional Rent hereunder an amount equal to fifty percent (50%) of the amount (if any) by which the total value of (x) any consideration paid by the Transferee for the assignment or sublease and, in the case of a sublease, the excess of the rent and other consideration payable by the subtenant over the amount of Base Rent and Additional Rent payable hereunder applicable to the subleased space, exceeds (y) the reasonable direct, out-of-pocket costs (such as, but not necessarily limited to, reasonable brokerage commissions, tenant improvement costs, attorneys' fees, and other cash concessions as may be typical, reasonable and appropriate under then prevailing market conditions) actually and necessarily paid by Tenant to third parties not affiliated with Tenant to procure the assignment or sublease.

14.4 No Release Of Tenant. No Transfer and no consent by Landlord to any Transfer shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether occurring before or after such consent, assignment, subletting or other Transfer. Each Transferee shall be jointly and severally liable with Tenant (and Tenant shall be jointly and severally liable with each Transferee) for the payment of rent (or, in the case of a sublease, rent in the amount set forth in the sublease) and for the performance of all other terms and provisions of this Lease. The consent by Landlord to any Transfer shall not relieve Tenant or any such Transferee from the obligation to obtain Landlord's express prior written consent to any subsequent Transfer by Tenant or any Transferee. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer.

14.5 Expenses and Attorneys' Fees. Tenant shall pay to Landlord on demand all reasonable costs and expenses (including reasonable attorneys' fees) incurred by Landlord in connection with reviewing or consenting to any proposed Transfer (including any request for consent to, or any waiver of Landlord's rights in connection with, any security interest in any of Tenant's property at the Premises).

14.6 Effectiveness of Transfer. Prior to the date on which any permitted Transfer (whether or not requiring Landlord's consent) becomes effective, Tenant shall deliver to Landlord a counterpart of the fully executed Transfer document and Landlord's standard form of consent to assignment or consent to sublease executed by Tenant and the Transferee in which each of Tenant and the Transferee confirms its obligations pursuant to this Lease. Failure or refusal of a Transferee to execute any such instrument shall not release or discharge the Transferee from liability as provided herein. The voluntary, involuntary or other surrender of this Lease by Tenant, or a mutual cancellation by Landlord and Tenant, shall not work a merger, and any such surrender or cancellation shall, at the option of Landlord, either terminate all or any existing subleases or operate as an assignment to Landlord of any or all of such subleases.

14.7 Landlord's Right to Space. Notwithstanding any of the above provisions of this Section to the contrary, if Tenant notifies Landlord that it desires to enter into a Transfer, Landlord, in lieu of consenting to such Transfer, may elect (a) in the case of an assignment or a sublease of the entire Premises, to terminate this Lease, or (b) in the case of a sublease of less than the entire Premises, to terminate this Lease as it relates to the space proposed to be subleased by Tenant. In such event, this Lease will terminate (or the space proposed to be subleased will be removed from the Premises subject to this Lease and the Base Rent and Tenant's Share under this Lease shall be proportionately reduced) on the date the Transfer was proposed to be effective, and Landlord may lease such space to any party, including the prospective Transferee identified by Tenant.

14.8 Assignment of Sublease Rents. Tenant hereby absolutely and irrevocably assigns to Landlord any and all rights to receive rent and other consideration from any sublease and agrees that Landlord, as assignee or as attorney-in-fact for Tenant for purposes hereof, or a receiver for Tenant appointed on Landlord's application may (but shall not be obligated to) collect such rents and other consideration and apply the same toward Tenant's obligations to Landlord under this Lease; provided, however, that Landlord grants to Tenant at all times prior to occurrence of any breach or default by Tenant a revocable license to collect such rents (which license shall automatically and without notice be and be deemed to have been revoked and terminated immediately upon any Event of Default).

14.9 Transfer to Affiliate. Tenant may assign this Lease or sublet the Premises or any portion thereof, without Landlord's written consent, but subject to all other provisions of this Lease, (a) to any corporation or other entity which controls, is controlled by, or is under common control with Tenant, (b) to any corporation or other entity resulting from a merger or consolidation of Tenant, (c) to any corporation or other entity that purchases substantially all of Tenant's assets, or (d) to any corporation or other entity that purchases no less than ten (10) of Tenant's bank branches (collectively, an **"Affiliate"**), subject to all the terms of this Lease (except only that Landlord shall not be entitled to terminate this Lease pursuant to Section 14.7 - *Landlord's Right to Space*) upon such an assignment or sublease to an Affiliate), provided that (i) the Affiliate assumes in writing all of Tenant's obligations under this Lease, and (ii) the original entity executing this Lease as "Tenant" remains fully liable under this Lease, except in the event of a merger where Tenant is not the surviving entity, and (iii) Landlord receives written notification of such transfer and provides Landlord with all relevant documents requested by Landlord, at least twenty (20) days prior to the effective date of such transfer, and (iv) Tenant is not then in default under this Lease; (v) the intended Transferee has a tangible net worth, as evidenced by financial statements delivered to Landlord and certified by an independent certified public accountant in accordance with generally accepted accounting principles that are consistently applied (**"Net Worth"**), at least equal to Tenant's Net Worth either immediately before the Transfer or as of the date of this Lease, whichever is greater, and (vi) such transfer is not a subterfuge by Tenant to avoid its obligations under this Lease or the restrictions on Transfers under this Section 14; Tenant shall have the burden of establishing that all the terms of this Section 14.9 have been satisfied.

14.10 Effect of Impermissible Transfer. Any Transfer effected without Landlord's consent in violation of this Section 14 shall, at Landlord's option, be a noncurable Event of Default under Section 15.1 without the necessity of any notice and grace period. If Landlord elects to treat such unapproved Transfer as a noncurable Event of Default, Landlord may, in addition to all other remedies provided for in Section 15.2 below, increase the monthly Base Rent to one hundred ten percent (110%) of the Base Rent then in effect.

15. DEFAULT AND REMEDIES.

15.1 Events of Default. The occurrence of any of the following shall constitute an **"Event of Default"** by Tenant:

(a) Tenant fails to make any payment of rent when due, or any amount required to replenish the Security Deposit as provided in Section 4 above, if payment in full is not received by Landlord within three (3) days after written notice that it is due;

(b) Tenant abandons the Premises, or fails to continuously operate its business in the Premises as required by Section 5.1 - *Use*;

(c) Tenant fails to deliver any subordination agreement or estoppel certificate requested by Landlord within the period described in Section 20.1 - *Subordination* or Section 21.1 - *Estoppel Certificates*, respectively;

(d) Tenant violates the restrictions on Transfer set forth in Section 14 - *Assignment and Subletting*;

(e) Tenant fails to timely deliver any documents under Section 20 - Encumbrances;

(f) Tenant ceases doing business as a going concern; makes an assignment for the benefit of creditors; is adjudicated an insolvent, files a petition (or files an answer admitting the material allegations of a petition) seeking relief under any state or federal bankruptcy or other statute, law or regulation affecting creditors' rights; all or substantially all of Tenant's assets are subject to judicial seizure or attachment and are not released within thirty (30) days, or Tenant consents to or acquiesces in the appointment of a trustee, receiver or liquidator for Tenant or for all or any substantial part of Tenant's assets;

(g) Tenant fails, within ninety (90) days after the commencement of any proceedings against Tenant seeking relief under any state or federal bankruptcy or other statute, law or regulation affecting creditors rights, to have such proceedings dismissed, or Tenant fails, within ninety (90) days after an appointment, without Tenant's consent or acquiescence, of any trustee, receiver or liquidator for Tenant or for all or any substantial part of Tenant's assets, to have such appointment vacated; or

(h) Tenant fails to perform or comply with any provision of this Lease other than those described in (a) through (f) above, and does not fully cure such failure within fifteen (15) days after notice to Tenant or, if such failure cannot be cured within such fifteen (15)-day period, Tenant fails within such fifteen (15)-day period to commence, and thereafter diligently proceed with, all actions necessary to cure such failure as soon as reasonably possible but in all events within ninety (90) days of such notice; provided, however, that if Landlord in Landlord's reasonable judgment determines that such failure cannot or will not be cured by Tenant within such ninety (90) days, then such failure shall constitute an Event of Default immediately upon such notice to Tenant.

15.2 Remedies. Upon the occurrence of an Event of Default, Landlord shall have the following remedies, which shall not be exclusive but shall be cumulative and shall be in addition to any other remedies now or hereafter allowed by law:

(a) Landlord may terminate Tenant's right to possession of the Premises at any time by written notice to Tenant. Tenant expressly acknowledges that in the absence of such written notice from Landlord, no other act of Landlord, including re-entry into the Premises, efforts to relet the Premises, reletting of the Premises for Tenant's account, storage of Tenant's personal property and Trade Fixtures, acceptance of keys to the Premises from Tenant or exercise of any other rights and remedies under this Section, shall constitute an acceptance of Tenant's surrender of the Premises or constitute a termination of this Lease or of Tenant's right to possession of the Premises. Upon such termination in writing of Tenant's right to possession of the Premises, as herein provided, this Lease shall terminate and Landlord shall be entitled to recover damages from Tenant as provided in California Civil Code section 1951.2 and any other applicable existing or future Law providing for recovery of damages for such breach, including the worth at the time of award of the amount by which the rent which would be payable by Tenant hereunder for the remainder of the Term after the date of the award of damages, including :

(i) The worth at the time of the award of any unpaid rent that had been earned at the time of the termination, to be computed by allowing interest at the Interest Rate set forth in Section 16.2 but in no case greater than the maximum amount of interest permitted by law;

(ii) The worth at the time of the award of the amount by which the unpaid rent that would have been earned between the time of the termination and the time of the award exceeds the amount of unpaid Rent that Tenant proves could reasonably have been avoided, to be computed by allowing interest at the Interest Rate set forth in Section 16.2 but in no case greater than the maximum amount of interest permitted by law;

(iii) The worth at the time of the award of the amount by which the unpaid rent for the balance of the Lease term after the time of the award exceeds the amount of unpaid rent that Tenant proves could reasonably have been avoided, to be computed by discounting that amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%);

(iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform obligations under this Lease, including brokerage commissions and advertising expenses, expenses of remodeling the Premises for a new tenant (whether for the same or a different use), and any special concessions made to obtain a new tenant; and

(v) Any other amounts, in addition to or in lieu of those listed above, that may be permitted by applicable law.

(b) Landlord shall have the remedy described in California Civil Code section 1951.4 (Landlord may continue this Lease in effect after Tenant's breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations).

(c) Landlord may cure the Event of Default at Tenant's expense. If Landlord pays any sum or incurs any expense in curing the Event of Default, Tenant shall reimburse Landlord upon demand for the amount of such payment or expense with interest at the Interest Rate from the date the sum is paid or the expense is incurred until Landlord is reimbursed by Tenant.

(d) Landlord may remove all Tenant's property from the Premises, and such property may be stored by Landlord in a public warehouse or elsewhere at the sole cost and for the account of Tenant. If Landlord does not elect to store any or all of Tenant's property left in the Premises, Landlord may consider such property to be abandoned by Tenant, and Landlord may thereupon dispose of such property in any manner deemed appropriate by Landlord. Any proceeds realized by Landlord on the disposal of any such property shall be applied first to offset all expenses of storage and sale, then credited against Tenant's outstanding obligations to Landlord under this Lease, and any balance remaining after satisfaction of all obligations of Tenant under this Lease shall be delivered to Tenant.

(e) Tenant hereby waives any and all rights conferred by section 3275 or the Civil Code of California and by sections 1174(c) and 1179 of the Code of Civil Procedure of California and any and all other laws and rules of law from time to time in effect during the Term providing that Tenant shall have any right to redeem, reinstate or restore this Lease following its termination by reason of Tenant's breach.

15.3 Transfers of Tenant. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Section 15, Landlord shall have the right to terminate any and all Transfers entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such Transfers. In the event of Landlord's election to succeed to Tenant's interest in any such Transfers, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

15.4 Inducement Recapture. Any agreement for free or abated rent or other charges, or for the giving or paying by Landlord to or for Tenant of any cash or other bonus, inducement or other consideration for Tenant's entering into this Lease (all of which concessions are hereinafter referred to as "**Inducement Provisions**"), shall be deemed conditioned upon Tenant's full and faithful performance of all of the terms, covenants and conditions of this Lease. Upon breach of this Lease by Tenant, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Landlord under such an Inducement Provision shall be immediately due and payable by Tenant to Landlord, notwithstanding any subsequent cure of said breach by Tenant. The acceptance by Landlord of rent or the cure of the breach which initiated the operation of this Section 15.4 shall not be deemed a waiver by Landlord of the provisions of this Section 15.4 unless specifically so stated in writing by Landlord at the time of such acceptance.

16. LATE CHARGE AND INTEREST

16.1 Late Charge. If any payment of rent is not received by Landlord within five (5) business days after its due date (whether or not Landlord has notified Tenant of such delinquency), Tenant shall pay to Landlord on demand as a late charge an additional amount equal to ten percent (10%) of the overdue payment. A late charge shall not be imposed more than once on any particular installment not paid when due, but imposition of a late charge on any payment not made when due does not eliminate or supersede late charges imposed on other (prior) payments not made when due or preclude imposition of a late charge on other installments or payments not made when due.

16.2 Interest. In addition to the late charges referred to above, which are intended to defray Landlord's costs resulting from late payments, any payment from Tenant to Landlord not paid when due shall at Landlord's option bear interest from the date due until paid to Landlord by Tenant at the rate of fifteen percent (15%) per annum or the maximum lawful rate that Landlord may charge to Tenant under applicable laws, whichever is less (the "**Interest Rate**"). Acceptance of any late charge and/or interest shall not constitute a waiver of Tenant's default with respect to the overdue sum or prevent Landlord from exercising any of its other rights and remedies under this Lease.

17. WAIVER. No provisions of this Lease shall be deemed waived by Landlord or Tenant unless such waiver is in a writing signed the waiving party. The waiver by Landlord or Tenant of any breach of any provision of this Lease shall not be deemed a waiver of such provision or of any subsequent breach of the same or any other provision of this Lease. No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant, or of Tenant upon any default of Landlord, shall impair such right or remedy or be construed as a waiver. Landlord's acceptance of any payments of rent due under this Lease shall not be deemed a waiver of any default by Tenant under this Lease (including Tenant's recurrent failure to timely pay rent) other than Tenant's nonpayment of the accepted sums, and no endorsement or statement on any check or accompanying any check or payment shall be deemed an accord and satisfaction. Landlord's or Tenant's consent to or approval of any act by Tenant requiring Landlord's or Tenant's consent or approval shall not be deemed to waive or render unnecessary Landlord's or Tenant's consent to or approval of any subsequent act.

18. ENTRY, INSPECTION AND CLOSURE. Upon reasonable oral or written notice to Tenant (and without notice in emergencies), Landlord and its authorized representatives may enter the Premises at all reasonable times to determine whether the Premises are in good condition, to determine whether Tenant is complying with its obligations under this Lease, to perform any maintenance or repair of the Premises or the Building that Landlord has the right or obligation to perform, to install or repair improvements for other tenants where access to the Premises is required for such installation or repair, to serve, post or keep posted any notices required or allowed under the provisions of this Lease, to show the Premises to prospective brokers, agents, buyers, transferees, Mortgagees or tenants, or to do any other act or thing necessary for the safety or preservation of the Premises or the Building. When reasonably necessary Landlord may temporarily close entrances, doors, corridors, roadways, elevators or other facilities in the Building and Project without liability to Tenant by reason of such closure. Landlord shall conduct its activities under this Section in a manner that will minimize inconvenience to Tenant without incurring additional expense to Landlord. In no event shall Tenant be entitled to an abatement of rent on account of any entry by Landlord, and Landlord shall not be liable in any manner for any inconvenience, loss of business or other damage to Tenant or other persons arising out of Landlord's entry on the Premises in accordance with this Section. No action by Landlord pursuant to this Section shall constitute an eviction of Tenant, constructive or otherwise, entitle Tenant to an abatement of rent or to terminate this Lease or otherwise release Tenant from any of Tenant's obligations under this Lease.

19. SURRENDER AND HOLDING OVER.

19.1 Surrender. Upon the expiration or termination of this Lease, Tenant shall surrender the Premises and all Tenant Improvements and Alterations to Landlord broom-clean and in their original condition, except for reasonable wear and tear, damage from casualty or condemnation and any changes resulting from approved Alterations; provided, however, that prior to the expiration or termination of this Lease Tenant shall remove, at Landlord's request, all telephone and other cabling installed in the Building by Tenant and remove from the Premises all Tenant's personal property, Trade Fixtures and Alterations that Tenant has the right or is required by Landlord to remove under the provisions of this Lease, and repair any damage caused by such removal. If such removal is not completed before the expiration or termination of the Term, Landlord shall have the right (but no obligation) to remove the same, and Tenant shall pay Landlord on demand for all costs of removal and storage thereof and for the rental value of the Premises for the period from the end of the Term through the end of the time reasonably required for such removal. Landlord shall also have the right to retain or dispose of all or any portion of such property if Tenant does not pay all such costs and retrieve the property within ten (10) days after notice from Landlord (in which event title to all such property described in Landlord's notice shall be transferred to and vest in Landlord). Tenant waives all Claims against Landlord for any damage or loss to Tenant resulting from Landlord's removal, storage, retention, or disposition of any such property. Upon expiration or termination of this Lease or of Tenant's possession, whichever is earlier, Tenant shall surrender all keys to the Premises or any other part of the

Building and shall deliver to Landlord all keys for or make known to Landlord the combination of locks on all safes, cabinets and vaults that may be located in the Premises. Tenant's obligations under this Section shall survive the expiration or termination of this Lease.

19.2 Holding Over. If Tenant (directly or through any transferee or other successor-in-interest of Tenant) remains in possession of the Premises after the expiration or termination of this Lease, Tenant's continued possession shall be on the basis of a tenancy at the sufferance of Landlord. In such event, Tenant shall continue to comply with or perform all the terms and obligations of Tenant under this Lease, except that the monthly Base Rent during Tenant's holding over shall be one hundred fifty percent (150%) of the Base Rent payable in the last full month prior to such holding over. Acceptance by Landlord of rent after such termination shall not constitute a renewal of this Lease; and nothing contained in this provision shall be deemed to waive Landlord's right of re-entry or any other right hereunder or at law. Tenant shall indemnify, defend and hold Landlord harmless from and against all Claims arising or resulting directly or indirectly from Tenant's failure to timely surrender the Premises, including (i) any rent payable by or any loss, cost, or damages claimed by any prospective tenant of the Premises, and (ii) Landlord's damages as a result of such prospective tenant rescinding or refusing to enter into the prospective lease of the Premises by reason of such failure to timely surrender the Premises.

20. ENCUMBRANCES.

20.1 Subordination. Subject to Tenant's receipt of a Non-Disturbance Agreement as provided in Section 20.3 below, this Lease and any rights of Tenant granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, **"Encumbrance"**), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Subject to any applicable Non-Disturbance Agreement, Tenant agrees that the holders of any such Encumbrance (in this Lease together referred to as **"Mortgagee"**) shall have no liability or obligation to perform any of the obligations of Landlord under this Lease. Any Mortgagee may elect to have this Lease and/or rights of Tenant granted hereby superior to the lien of its Encumbrance by giving written notice thereof to Tenant, whereupon this Lease and such rights of Tenant shall be deemed prior to such Encumbrance, notwithstanding the relative dates of the documentation or recordation thereof.

20.2 Attornment. In the event that Landlord transfers title to the Premises, or the Premises are acquired by another upon the foreclosure or termination of an Encumbrance to which this Lease is subordinated (i) Tenant shall attorn to such new owner, and upon request, enter into a new lease, containing all of the terms and provisions of this Lease, with such new owner for the remainder of the term hereof, or, at the election of such new owner, this Lease shall automatically become a new Lease between Tenant and such new owner, upon all of the terms and conditions hereof, for the remainder of the term hereof, and (ii) Landlord shall thereafter be relieved of any further obligations hereunder and such new owner shall assume all of Landlord's obligations hereunder, except that such new owner shall not: (a) be liable for any act or omission of any prior landlord or with respect to events occurring prior to acquisition of ownership; (b) be subject to any offsets or defenses which tenant might have against any prior landlord; (c) be bound by prepayment of more than one month's rent, or (d) be liable for the return of any security deposit paid to any prior landlord. Tenant waives its right under any current or future law which gives or purports to give Tenant any right to terminate or otherwise adversely affect this Lease as a result of any sale of the Premises or the foreclosure or termination of any Encumbrance.

20.3 Non-Disturbance. With respect to Encumbrances which are superior to Tenant's rights under this Lease, Landlord shall obtain a commercially reasonable non-disturbance agreement (a **"Non-Disturbance Agreement"**) from the Mortgagee, which Non-Disturbance Agreement provides that Tenant's possession of the Premises and this Lease, including any options to extend the term hereof, will not be disturbed so long as Tenant is not in default hereunder and attorns to the record owner of the Premises. Tenant acknowledges that the Non-Disturbance Agreement may contain the limitations on liability of the succeeding owner set forth in Section 20.2, and will be in the commercially reasonable form that the Mortgagee typically provides tenants. Such Non-Disturbance Agreement may provide, among other things, that (a) such Mortgagee shall be entitled to receive notice of any Landlord default under this Lease plus a reasonable opportunity to cure such default; (b) such Mortgagee shall not be bound by any modification or amendment to this Lease, or any cancellation or surrender of this Lease, without such Mortgagee's consent; (c) such Mortgagee or any successor landlord shall not: (i) be liable for any act or omission with respect to events occurring prior to acquisition of ownership; (ii) be subject to any offset or

defenses which Tenant might have against Landlord; (d) be bound by prepayment of more than one month's rent, or (e) be liable for the return of any security deposit paid to Landlord. Landlord shall have no obligation to negotiate the terms of the Non-Disturbance Agreement on Tenant's behalf.

20.4 Self-Executing. The agreements contained in this Section 20 shall be effective without the execution of any further documents; provided, however, that, upon written request from Landlord or a Mortgagee in connection with a sale, financing or refinancing of the Premises, Tenant shall, within ten (10) days after receipt of a written request, execute such further writings as may be reasonably required to separately document any subordination or attornment provided for herein.

20.5 Mortgagee Protection. Tenant agrees to give any Mortgagee, by registered mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of rents and leases, or otherwise) of the address of such Mortgagee. If Landlord shall have failed to cure such default within thirty (30) days from the effective date of such notice of default, then the Mortgagee shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default (including the time necessary to foreclose or otherwise terminate its Encumbrance, if necessary to effect such cure), and this Lease shall not be terminated so long as such remedies are being diligently pursued.

21. ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS.

21.1 Estoppel Certificates. Within ten (10) days after written request therefor, Tenant shall execute and deliver to Landlord, in a form provided by or satisfactory to Landlord, a certificate stating that this Lease is in full force and effect, describing any amendments or modifications hereto, acknowledging that this Lease is subordinate or prior, as the case may be, to any Encumbrance and stating any other information Landlord may reasonably request, including the Term, the monthly Base Rent, the date to which Rent has been paid, the amount of any Security Deposit or prepaid rent, whether either party hereto is in default under the terms of the Lease, and whether Landlord has completed its construction obligations hereunder (if any), and providing such other information concerning this Lease or the Premises as Landlord may reasonably request. Any person or entity purchasing, acquiring an interest in or extending financing with respect to the Property shall be entitled to rely upon any such certificate. If Tenant fails to deliver such certificate within ten (10) days after Landlord's second written request therefor, Tenant shall be liable to Landlord for any damages incurred by Landlord including any profits or other benefits from any financing of the Property or any interest therein which are lost or made unavailable as a result, directly or indirectly, of Tenant's failure or refusal to timely execute or deliver such estoppel certificate.

21.2 Financial Statements. Throughout the Term of this Lease, upon request by Landlord, not more than once a year, Tenant shall deliver to Landlord a copy of the financial statements for Tenant and any Guarantor (including at least a year end balance sheet and a statement of profit and loss) for each of the three most recently completed years, prepared in accordance with generally accepted accounting principles (and, if such is Tenant's normal practice, audited by an independent certified public accountant), all then available subsequent interim statements, and such other financial information as may reasonably be requested by Landlord or required by any Mortgagee. Notwithstanding the foregoing, if Tenant's stock (or Tenant's parents' stock with which Tenant's financials are consolidated) is traded on a national stock exchange, Tenant shall have no obligation to deliver the financial statements as required hereunder.

22. NOTICES.

22.1 Notices Generally. Any notice, demand, request, consent or approval that either party desires or is required to give to the other party under this Lease shall be in writing and shall be served personally, delivered by messenger or courier service, or sent by U.S. certified mail, return receipt requested, postage prepaid, addressed to the other party at the party's address for notices set forth in the Basic Lease Information. Notices delivered personally will be effective immediately upon receipt (or refusal of delivery or receipt); notices sent by independent messenger or courier service will be effective one (1) day after acceptance by the independent service for delivery; notices sent by mail in accordance with this Section will be effective when received. Either party may change its address for notices hereunder by a notice to the other party complying with this Section. If Tenant sublets

the Premises, notices from Landlord shall be effective on the subtenant when given to Tenant pursuant to this Section.

22.2 Replacement of Statutory Notice Requirements. When this Lease requires service of a notice, that notice shall replace rather than supplement any equivalent or similar statutory notice, including any notices required by Code of Civil Procedure section 1161 or any similar or successor statute. When a statute requires service of a notice in a particular manner, service of that notice (or a similar notice required by this Lease) in the manner required by Section 22.1 shall replace and satisfy the statutory service-of-notice procedures, including those required by Code of Civil Procedure section 1162 or any similar or successor statute.

23. ATTORNEYS FEES.

23.1 Disputes between Landlord and Tenant. In the event of any litigation or arbitration regarding any rights and obligations under this Lease, the Prevailing Party shall be entitled to recover reasonable attorneys' fees and court costs in addition to any other relief which may be granted. The **"Prevailing Party"** shall mean the party receiving substantially the relief desired, whether by dismissal, summary judgment, judgment, or otherwise.

23.2 Other Litigation. If Landlord, without fault on Landlord's part, is made a party to any litigation instituted by Tenant or by any third party against Tenant, or by or against any Transferee or other occupant of the Premises or otherwise arising out of or resulting from any act or transaction of Tenant or of any such Transferee or occupant, Tenant shall hold Landlord harmless from any judgment rendered against Landlord or the Premises or any part thereof, and reimburse Landlord upon demand for all costs and expenses, including reasonable attorneys' fees, incurred by Landlord in or in connection with such litigation.

24. QUIET POSSESSION. Subject to Tenant's full and timely performance of all of Tenant's obligations under this Lease and subject to the terms of this Lease, including Section 20 - *Encumbrances*, Tenant shall have the quiet possession of the Premises throughout the Term as against any persons or entities lawfully claiming by, through or under Landlord.

25. SAFETY AND SECURITY DEVICES, SERVICES AND PROGRAMS. Landlord shall have no obligation to provide any safety or security devices, services or programs for Tenant or the Property and shall have no liability to Tenant, nor to Tenant's Representatives, for failure to provide the same or for inadequacy of any measures provided. However, Landlord may institute or continue such safety or security devices, services and programs as Landlord in its sole discretion deems necessary. The costs and expenses of instituting and maintaining such devices, services and programs shall be borne by Tenant as a part of Project Operating Costs, or as a separate, additional charge to Tenant based on Tenant's Share or such other reasonable factors as Landlord shall determine. The parties acknowledge that safety and security devices, services and programs provided by Landlord, if any, while intended to deter crime and enhance safety, may not in given instances prevent theft or other injurious acts or ensure safety of parties or property. The risk that any safety or security device, service or program may not be effective, or may malfunction, or be circumvented, is assumed by Tenant with respect to Tenant's property and interests, and Tenant shall obtain insurance coverage to the extent Tenant desires protection against such acts and other losses. Tenant agrees to cooperate in any safety or security program developed by Landlord or required by Law.

26. FORCE MAJEURE. If Landlord or Tenant is delayed, interrupted or prevented from performing any of its obligations under this Lease, including its obligations under the Construction Rider (if any), and such delay, interruption or prevention is due to fire, act of God, governmental act or failure to act, labor dispute, unavailability of materials, the failure to obtain any permits within a commercially reasonable period of time after a complete application therefor has been submitted or any cause outside the reasonable control of the party obligated for such performance (collectively, any **"Force Majeure Event"**), then the time for performance of the affected obligations of such party shall be extended for a period equivalent to the period of such delay, interruption or prevention. Notwithstanding anything to the contrary set forth herein, in no event shall a Force Majeure Event delay the payment of any rent due under this Lease.

27. COMMON AREA/PROJECT RULES. As used herein, **"Common Area"** means those portions of the Project, Land, and all facilities and improvements thereon designated by Landlord for the nonexclusive use of

occupants of the Project and other authorized users, including alleys, vehicle parking areas, driveways, sidewalks, landscaped areas, entrances, lobbies, halls, atriums, corridors, toilets and lavatories, service areas and other facilities so designated by Landlord or Owners Association. Landlord or the Owners Association shall at all times have the sole and exclusive control, management and direction of the Common Areas and the right to make reasonable changes to the Common Areas, and may at any time exclude and restrain any person from use or occupancy thereof. Subject to the terms and conditions of this Lease, the CC&R's and the Project Rules (as defined below), Tenant shall have the nonexclusive right to use the Common Areas during the Term, in common with other tenants or occupants of the Project, the agents, employees, servants, invitees, contractors, guests, customers and representatives of such tenants or occupants, and any other users authorized by Landlord. In Tenant's use of the Premises and the Common Area, Tenant shall be bound by and shall comply with the rules and regulations attached to and made a part of this Lease as Exhibit D, to the extent those rules and regulations are not in conflict with the terms of this Lease, as well as any reasonable rules and regulations hereafter adopted by Landlord or the Owners Association for the Project (collectively, the "**Project Rules**") to the extent those rules and regulations are not in conflict with the terms of this Lease and are enforced in a non-discriminatory manner. Landlord reserves the right, for the benefit of Landlord and the Owners Association, to amend the Project Rules from time to time with or without advance notice, as Landlord or the Owners Association may deem appropriate for the best interests of the occupants of the Project and other authorized users, provided such amendments are not in conflict with the terms of this Lease and are enforced in a non-discriminatory manner. Any amendments to the Project Rules shall be effective as to Tenant and binding on Tenant upon delivery of a copy thereof to Tenant. Tenant shall observe and cause Tenant's Representatives to observe the Project Rules. Neither Landlord nor the Owners Association shall be responsible for the nonperformance of the Project Rules by any tenants or occupants of the Project or others, nor shall Landlord or the Owners Association be liable to Tenant by reason of any noncompliance with or violation of the Project Rules by any tenant, occupant or other person or entity.

28. LANDLORD'S DEFAULT AND TENANT'S REMEDIES; LANDLORD'S LIABILITY.

28.1 Landlord Default. It shall be a default and breach of this Lease by Landlord if it shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease for a period of thirty (30) days after notice thereof from Tenant; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is of such nature that the same cannot reasonably be performed within such thirty (30) day period, such default shall be deemed to have been cured if Landlord commences such performance within said thirty (30) day period and thereafter diligently undertakes to complete the same. Tenant shall not have the right based upon a default of Landlord to terminate this Lease or to withhold, offset or abate rent, Tenant's sole recourse for Landlord's default being an action for damages against Landlord for diminution in the rental value of the Premises for the period of Landlord's default, which is proximately caused by Landlord's default. Tenant shall not have the right to terminate this Lease or to withhold, offset or abate the payment of rent based upon the unreasonable or arbitrary withholding by Landlord of its consent or approval of any matter requiring Landlord's consent or approval, including, but not limited to, any proposed assignment or subletting, Tenant's remedies in such instance being limited to a declaratory relief action, specific performance, injunctive relief or an action for actual damages. Tenant shall not in any case be entitled to any consequential (including lost profits) or punitive damages based upon any Landlord default or withholding of consent or approval.

28.2 Limitation of Liability. Notwithstanding anything to the contrary contained in this Lease, Tenant agrees and understands that Tenant shall look solely to the estate and property of Landlord in the Project of which the Premises are a part for the enforcement of any judgment (or other judicial decree) requiring the payment of money by Landlord to Tenant by reason of any default or breach by Landlord in the performance of its obligations under this Lease, it being intended hereby that no other assets of Landlord or any of Landlord's Affiliates shall be subject to levy, execution, attachment or any other legal process for the enforcement or satisfaction of the remedies pursued by Tenant in the event of such default or breach.

28.3 Release of Liability. In the event of a sale or transfer of the Premises by Landlord, the Landlord named herein or, in the case of a subsequent transfer, the transferor, shall, after the date of such transfer, be automatically released from all personal liability for the performance or observance of any term, condition, covenant or obligation required to be performed or observed by Landlord hereunder; and the transferee shall be deemed to have assumed all of such terms, conditions, covenants and obligations, it being intended hereby that such terms,

conditions, covenants and obligations shall be binding upon Landlord, its successors and assigns only during and in respect of their successive periods of ownership during the Term.

29. CONSENTS AND APPROVALS.

29.1 Determination in Good Faith. Wherever the consent, approval, judgment or determination of Landlord is required or permitted under this Lease and no express standard is specified (e.g., "reasonableness"), Landlord shall exercise Landlord's business judgment in good faith in granting or withholding such consent or approval or in making such judgment or determination. If it is determined that Landlord failed to give its consent where it was required to do so under this Lease, Tenant shall be entitled to injunctive relief but shall not to be entitled to monetary damages or to terminate this Lease for such failure. Without limiting the generality of the foregoing, if Tenant claims that Landlord has unreasonably withheld or delayed its consent under Section 14 of this Lease with respect to any proposed Transfer, Tenant's sole remedy shall be an injunction for the relief sought, and Tenant waives the benefit of the remedies provided under California Civil Code section 1995.310, and any similar or successor statute, judicial decision or other law that purports to allow Tenant to terminate this Lease or to seek damages under such circumstances.

29.2 No Liability Imposed on Landlord. The review and/or approval by Landlord of any item or matter to be reviewed or approved by Landlord under the terms of this Lease or any Exhibits or Addenda hereto shall not impose upon Landlord any liability for the accuracy or sufficiency of any such item or matter or the quality or suitability of such item for its intended use. Any such review or approval is for the sole purpose of protecting Landlord's interest in the Property, and no third parties, including Tenant or the Representatives of Tenant or any person or entity claiming by, through or under Tenant, shall have any rights as a consequence thereof.

30. BROKERS. Landlord shall pay the fee or commission due Landlord's Broker identified in the Basic Lease Information in accordance with Landlord's separate written agreement with Landlord's Broker. Landlord's Broker will pay Tenant's Broker a fee pursuant to an agreement with Tenant's Broker. Each of Landlord and Tenant warrants and represents to the other that in the negotiating or making of this Lease such representing party nor anyone acting on its behalf has dealt with any broker or finder who might be entitled to a fee or commission for this Lease other than Landlord's Broker and Tenant's Broker. Each of Landlord and Tenant shall indemnify and hold the other harmless from any claim or claims, including costs, expenses and attorney's fees incurred by the other asserted by any other broker or finder for a fee or commission based upon any dealings with or statements made by the representing party or its Representatives.

31. RELOCATION OF PREMISES. If Landlord does not receive the necessary government approvals to locate Tenant in the Premises shown on Exhibit A within sixty (60) days after the date of this Lease, Landlord shall have the right to relocate Tenant to the premises shown in Exhibit A-1 attached hereto. If Landlord relocates Tenant pursuant to the terms hereof, Landlord and Tenant shall promptly execute an amendment to this Lease showing the new Premises, adjusting the Base Rent, Tenant's Share and Allowance to reflect only changes in the leasable area of the Premises, and documenting such other revisions as may be necessary as a result of such relocation.

32. [INTENTIONALLY OMITTED]

33. SIGNAGE.

33.1 Building Signs. Before Tenant opens for business, Tenant shall purchase and erect such building signage as is allowed on the exterior of the Premises under Landlord's sign criteria (as amended from time to time) and applicable Law. Prior to installing any building signage, Tenant shall obtain Landlord's prior written approval of such signage. Tenant shall, at its sole costs and expense, install and maintain such signage in good condition and repair and in accordance with all applicable Laws. At the expiration or early termination of this Lease, or upon Tenant's failure to continuously carry on Tenant's business on the Premises, Tenant shall, at Tenant's sole cost and expense, immediately remove such sign and repair all holes caused by the installation thereof.

33.2 Monument Signage. Tenant shall have no right to place any signage on any monument signs within the Project.

33.3 Lighting. Tenant will keep the display windows and signs of the Premises well lighted during business hours and until 12:00 midnight each night or such earlier time as may be prescribed (i) by any applicable policies or regulations adopted by any utility or governmental agency or (ii) Landlord, and will maintain adequate night lights after that hour or period.

33.4 Additional Signs. Except as set forth in Section 33.1, Tenant shall not place or permit to be placed on the exterior of the Premises or the door, window or roof, within any display window space or within five (5) feet behind the entry to the Premises, any sign, decoration, lettering, advertising matter or descriptive material without Landlord's prior written approval; provided, however, Tenant shall have the right (subject to Landlord's right to approve the color, font, size and placement) to place on the exterior doors and windows of the Premises such signs as Tenant may be required by Law to display. All window signs shall be framed. Tenant shall submit to Landlord reasonably detailed drawings of its proposed signs for review and approval by Landlord prior to utilizing the same, which signs, to the extent applicable, shall comply with Landlord's sign criteria then in effect. All signs, awnings, canopies, decorations, lettering, advertising matter or other items used by Tenant shall conform to the standards of design, motif and décor, from time to time, established by Landlord for the Building and shall be insured and maintained at all times by Tenant in good condition, operating order and repair. Notwithstanding anything to the contrary set forth in this Lease, no sign attached to the exterior of a building or any window shall be (i) a flashing sign, (ii) a credit card sign, (iii) painted on the surface of a building or window, (iv) moving or audible, (v) employing exposed raceways, exposed neon tubes, exposed ballast boxes, or exposed transformers, (vi) made of paper or cardboard, (vii) a temporary sign, (viii) a sticker or decal, (ix) a neon sign or (x) a hand lettered sign, unless such signs are approved in Landlord's sole and absolute discretion.

33.5 Landlord's Right to Remove. Landlord shall have the right, without notice to Tenant and without any liability for damage to the Premises reasonably caused thereby, to remove any items displayed or affixed in or to the Premises which Landlord determines to be in violation of the provisions of this Section. If any damage is done to Tenant's signs, Tenant shall commence to repair same within five (5) days after such damage occurs, and upon Tenant's failure to commence the repair work within said five (5) day period and to diligently prosecute the same to completion, Landlord may, after notice to Tenant, repair such damage and Tenant shall pay Landlord, as Additional Rent upon demand, Landlord's costs and expenses in connection therewith.

34. MISCELLANEOUS. This Lease may not be amended or modified except by a writing signed by Landlord and Tenant. Subject to Section 14 - *Assignment and Subletting* and Section 28 - *Landlord's Liability*, this Lease shall be binding on and shall inure to the benefit of the parties and their respective successors, assigns and legal representatives. The determination that any provisions hereof may be void, invalid, illegal or unenforceable shall not impair any other provisions hereof and all such other provisions of this Lease shall remain in full force and effect. The unenforceability, invalidity or illegality of any provision of this Lease under particular circumstances shall not render unenforceable, invalid or illegal other provisions of this Lease, or the same provisions under other circumstances. This Lease shall be construed and interpreted in accordance with the laws (excluding conflict of laws principles) of the State of California. The provisions of this Lease shall be construed in accordance with the fair meaning of the language used and shall not be strictly construed against either party. When required by the context of this Lease, the singular includes the plural. Wherever the term including is used in this Lease, it shall be interpreted as meaning "including, but not limited to" the matter or matters thereafter enumerated. The captions contained in this Lease are for purposes of convenience only and are not to be used to interpret or construe this Lease. If more than one person or entity is identified as Tenant hereunder, the obligations of each and all of them under this Lease shall be joint and several. Time is of the essence with respect to this Lease, except as to the conditions relating to the delivery of possession of the Premises to Tenant. Neither Landlord nor Tenant shall record this Lease.

35. INDEPENDENT COVENANTS. This Lease shall be construed as though the covenants of Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein. Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the rent or other amounts

owing hereunder against Landlord; provided, however, that the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof.

36. MUTUAL REPRESENTATION OF AUTHORITY. Landlord and Tenant represent and warrant to each other that they have full right, power and authority to enter into this Lease without the consent or approval of any other entity or person and make these representations knowing that the other party will rely thereon. The signatory on behalf of Landlord and Tenant further represent and warrant that they have full right, power and authority to act for and on behalf of Landlord and Tenant in entering into this Lease.

37. PARKING. Landlord reserves the right, for the benefit of Landlord and the Owners Association, to change the size, configuration, design, layout and all other aspects of the parking at the Project at any time. Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of rent under this Lease, from time to time, (a) close-off or restrict access to any or all of the parking areas of the Project for purposes of permitting or facilitating any construction, alteration or improvements or (b) reserve the use of any portion of the parking areas of the Project for the specific use of one or more tenants in the Project, provided that (1) Tenant's reserved parking spaces may not be assigned to any other person or entity without Tenant's prior written consent and (2) any rights exercised by Landlord pursuant to this sentence may not be exercised in a discriminatory manner. Landlord or the Owners Association may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to Landlord. Landlord reserves the right, for the benefit of Landlord and the Owners Association, to establish rules and regulations for the parking area of the Project and Tenant shall observe, and cause Tenant's Representatives to observe, said rules and regulations once established by Landlord or the Owners Association. Tenant also shall comply with any parking requirements that may be imposed pursuant to Section 41 below including, but not limited to: (a) encouraging its employees to use public (e.g., area-wide shuttle system) or alternative transportation (such as biking or walking to the Project), and cooperating with Landlord in distribution of any incentives in connection with encouraging such use. If Tenant is allocated any exclusive parking spaces in the Basic Lease Information, Tenant hereby acknowledges and agrees that neither Landlord nor the Owners Association shall have any obligation to enforce or monitor the use of said parking spaces. Tenant further acknowledges and agrees that Landlord shall have the right to grant other tenants of the Project exclusive parking rights and Tenant hereby agrees not to use, or allow its employees and customers to use, any exclusive parking spaces granted to other tenants of the Project.

38. NONDISCRIMINATION. Tenant, its employees and agents, shall not discriminate because of race, age, religion, color, ancestry, sex, physical handicap or national origin, against any person by refusing to furnish such person any accommodation, service or facility offered to the general public. Nor shall Tenant, its employees or agents, publicize the accommodations, services or facilities or any service offered by Tenant in any manner that would directly or impliedly reflect upon or question that acceptability of the patronage of any person because of race, religion, color, ancestry, sex, physical handicap or national origin.

39. [INTENTIONALLY OMITTED]

40. WAIVER OF JURY TRIAL AND COUNTERCLAIMS. TO THE EXTENT NOT EXPRESSLY PROHIBITED BY APPLICABLE LAW, LANDLORD AND TENANT EACH ACKNOWLEDGES THAT IT IS AWARE OF AND HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS TO TRIAL BY JURY, AND EACH PARTY DOES HEREBY EXPRESSLY AND KNOWINGLY WAIVE AND RELEASE ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE.

41. TRANSPORTATION MANAGEMENT. Tenant shall fully comply with all current or future compulsory programs imposed by any public authority, intended to manage parking, transportation, or traffic in and around the Property. In connection with this compliance, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any government transportation management organizations, or other transportation-related committees or entities.

42. UNTIMELY CLAIMS. Any claim, demand, right or defense of any kind by Tenant which is based upon or arises in connection with this Lease or the negotiations prior to its execution, shall be barred unless Tenant commences an action thereon, or interposes in a legal proceeding a defense by reason thereof, within six (6) months after the date of the inaction or omission or the date of the occurrence of the event or of the action to which the claim, demand, right or defense relates, whichever applies.

43. NONDISCLOSURE OF LEASE TERMS. Tenant acknowledges and agrees that, except to the extent required by Law, the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord's relationship with other tenants. Accordingly, Tenant agrees that it, and its partners, officers, directors, employees and attorneys, shall not intentionally and voluntarily disclose the terms and conditions of this Lease to any other tenant or apparent prospective tenant of the Building or Property, either directly or indirectly, without the prior written consent of Landlord, provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under this Lease.

44. CHANGES REQUESTED BY LENDER. If, in connection with obtaining financing for the Property, the lender shall request reasonable modifications in this Lease as a condition to the financing, Tenant will not unreasonably withhold or delay its consent, provided that the modifications do not (a) materially increase the obligations of Tenant or materially and adversely affect the leasehold interest created by this Lease, (b) increase the rent due from Tenant hereunder, or (c) modify Tenant's parking rights, use of the Premises, exclusive use rights or representations and warranties.

45. PRIOR DRAFTS. If the parties delete any provision appearing in any prior draft of this Lease, this Lease shall be interpreted as if the deleted language were never part of this Lease.

46. CONTINGENCIES. Tenant hereby acknowledges that the Project has not been approved by the City of Novato and that Landlord has not obtained its financing or building and construction permits for the Project. If the City of Novato does not approve the Project or Landlord cannot obtain financing acceptable to Landlord, Landlord shall have the right, within one hundred eighty (180) days after the date of this Lease, to terminate this Lease by providing written notice to Tenant. In addition, if Landlord is unable, after using commercially reasonable efforts, to obtain its building and construction permits for the Project by July 1, 2009, Landlord shall have the right to terminate this Lease by providing written notice to Tenant. Within thirty (30) days after the date of this Lease, Tenant shall have the right to terminate this Lease if (a) Tenant's Board of Directors does not approve the Premises or (b) Tenant determines that it cannot obtain its building, signage, construction and operating permits and licenses for a bank branch, including, but not limited to, Federal Deposit Insurance Corporation, California Department of Financial Institutions and City of Novato approvals. If Tenant does not deliver written notice to Landlord of its election to terminate this Lease within said 30-day period, Tenant shall be deemed to have waived its right to terminate this Lease as provided hereunder. If this Lease is terminated in accordance with this Section 46, neither party shall have any further obligations hereunder (with the exception that Landlord will return to Tenant the Security Deposit and any advance Base Rent actually paid by Tenant).

47. ENTIRE AGREEMENT. This instrument along with any exhibits and attachments hereto constitutes the entire agreement between Landlord and Tenant relative to the Premises and this Lease and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Landlord and Tenant. It is understood that there are no oral agreements or representations between the parties hereto affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements, or representations and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. There are no other representations or warranties between the parties or the parties and their agents or representatives and all reliance with respect to representations is solely upon the representations and agreements contained in this document.

IN WITNESS WHEREOF, Landlord and Tenant have entered into this Lease as of the dates set forth below.

LANDLORD:

CATLIN FULLER II, LLC,
a California limited liability company

By: Catlin Company, Inc.,
a California corporation

By: [signature]
Benjamin S. Catlin, President

Date: 7-2-08

TENANT:

TAMALPAIS BANK,
a California corporation

By: [signature]

Name: MARK GARWOOD

Its: PRESIDENT / CEO

Date: 7-1-08

By: ________________

Name: ________________

Its: ________________

Date: ________________

EXHIBIT A

ATTACHED TO AND FORMING A PART OF
RETAIL LEASE AGREEMENT
DATED AS OF JUNE 25, 2008,
BETWEEN
CATLIN FULLER II, LLC
AS LANDLORD,
AND
TAMALPAIS BANK,
AS TENANT

THE PREMISES


PREMISES
RESERVED PARKING
SUITE D
2,755 SF.
SUITE C
1,305 SF.
SUITE B
1,330 SF.
SUITE A
2,020 SF.
LOBBY
50 SF.
LOBBY
395 SF.
SUITE E
1,330 SF.
SUITE F
1,020 SF.

925801.7
6/26/08

EXHIBIT A-1

ATTACHED TO AND FORMING A PART OF
RETAIL LEASE AGREEMENT
DATED AS OF JUNE 25, 2008,
BETWEEN
CATLIN FULLER II, LLC
AS LANDLORD,
AND
TAMALPAIS BANK,
AS TENANT

POTENTIAL RELOCATION PREMISES


RELOCATED PREMISES
RESERVED PARKING FOR RELOCATED PREMISES
GRANT AVENUE
REDWOOD BLVD

925801.7
6/26/08

EXHIBIT B

ATTACHED TO AND FORMING A PART OF
RETAIL LEASE AGREEMENT
DATED AS OF JUNE 25, 2008,
BETWEEN
CATLIN FULLER II, LLC
AS LANDLORD,
AND
TAMALPAIS BANK,
AS TENANT

CONSTRUCTION RIDER

This Construction Rider shall set forth the terms and conditions relating to the construction of the tenant improvements in the Premises. This Construction Rider is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All capitalized terms used but not defined herein shall have the meanings given such terms in the Lease. All references in this Construction Rider to Articles or Sections of "the Lease" shall mean the relevant portion of the Retail Lease Agreement to which this Construction Rider is attached as Exhibit B and of which this Construction Rider forms a part, and all references in this Construction Rider to Sections of "this Construction Rider" shall mean the relevant portion of this Construction Rider.

1. Completion of Building; Landlord's Plans.

(a) Landlord shall proceed with reasonable diligence to complete, at its expense, the work described in Schedule 1 attached to this Construction Rider, if any (the **"Landlord's Work"**). All improvements to the Premises other than the Landlord's Work (the **"Tenant Improvements"**) shall be the responsibility of Tenant in accordance with the provisions of this Construction Rider. Upon substantial completion of the Landlord's Work, Landlord shall deliver possession of the Premises to Tenant for installation by Tenant of the Tenant Improvements.

(b) Within seven (7) days after Landlord's written request, Landlord's construction representative and Tenant's construction representative shall meet at and do a complete walk through inspection of the Premises (the **"Walk-Through Inspection"**) (a) to identify any areas in which Landlord has not substantially completed Landlord's Work as required herein, and (b) to identify any incomplete or noncomplying items of Landlord's Work. Within seven (7) days after the Walk-Through Inspection, Tenant may deliver to Landlord a list (**"Punchlist"**) containing all items described in (a) and (b) above which were identified during the Walk-Through Inspection or thereafter during such seven (7) day period. If Tenant fails to deliver a Punchlist within said 7-day period, Tenant shall be deemed to have accepted Landlord's Work. If Tenant does submit a Punchlist, and the items set forth on the list are, in fact, part of Landlord's Work under the Lease, Landlord shall promptly and diligently complete or correct such items within thirty (30) days thereafter or such longer period as is reasonably necessary, and Landlord shall not be in default as long as Landlord diligently pursues completion of the Punchlist. Landlord's Work shall be deemed to be substantially complete when Landlord's Work has been completed or corrected to the extent necessary, and only to the extent necessary, to permit Tenant to commence Tenant's work without material interference from Landlord's contractor performing Landlord's Work, and without delay caused by the incomplete nature of Landlord's Work.

2. Tenant Improvements.

(a) Tenant shall be responsible for designing, constructing, and installing at its sole cost and expense (subject, however, to Tenant's right to receive the Allowance, on the terms set forth in Section 4 below), all Tenant Improvements in the Premises. All such work shall be subject to the provisions of Section 6 - Alterations of the Lease. All plans and specifications for the Tenant Improvements (**"Tenant's Plans"**), including space plans and architectural, mechanical and electrical drawings, shall be prepared by a licensed architect, engineer or interior

designer reasonably approved by Landlord. Tenant may retain its own interior design or decorating firm for advice on design, color, furnishing and decoration, but these items shall be subject to Landlord's reasonable approval. All Tenant's Plans shall be (a) consistent with the design and construction of Landlord's Work, the Building, and the Retail Component, (b) sufficient to secure all required approvals from governmental authorities, and (c) otherwise subject to Landlord's reasonable approval. Landlord shall approve or disapprove any Tenant's Plans as promptly as is reasonably possible, but in no event later than ten (10) business days after receipt of the Plans and such other information as is required to make a reasonable decision with respect to the same. If Landlord disapproves any Tenant's Plans, Landlord shall notify Tenant thereof and of any revisions that Landlord reasonably requires in order to obtain Landlord's approval. If, in connection with the installation of the Tenant Improvements, Tenant requests any changes in the Landlord's Work, such changes shall be considered part of the Tenant Improvements and shall be at Tenant's expense. Tenant acknowledges and agrees that compliance of the Tenant Improvements with any "Title 24" requirements under applicable Laws will be Tenant's sole responsibility and at Tenant's sole cost (subject to the Allowance), and that Landlord is not responsible for any effects that any changes to the Title 24 requirements might have on the cost or difficulty of constructing the Tenant Improvements.

Notwithstanding anything to the contrary set forth herein, if Landlord and Tenant cannot agree, after using good faith reasonable efforts, on Tenant's preliminary space plan for the Premises within sixty (60) days after the date the Project receives all final approvals from the City of Novato (the "**Approval Date**"), Tenant shall, subject to the terms of this paragraph, have the right to terminate this Lease by providing Landlord with a written notice of termination within fifteen (15) days after the expiration of said 60-day period. If Tenant does not terminate this Lease within said 15-day period, Tenant shall have no right to terminate this Lease as provided in this paragraph. Tenant's right to terminate shall be conditioned upon Tenant delivering to Landlord a preliminary space plan within fifteen (15) days after the Approval Date. Landlord agrees to approve or disapprove the preliminary space plan within seven (7) days after the receipt of the same from Tenant. The preliminary space plan approved by both Landlord and Tenant shall be the basis for Tenant's final space plan and Tenant's construction drawings.

(b) Tenant shall contract directly with a licensed general contractor approved by Landlord (the "**Contractor**") for the construction and installation of the Tenant Improvements. All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor are hereinafter collectively referred to as "**Tenant's Agents**") must be licensed (if applicable) by the State of California. Notwithstanding the foregoing, Tenant shall retain subcontractors designated by Landlord in connection with any structural, mechanical, electrical, plumbing or heating, air-conditioning or ventilation work to be performed in the Premises.

(c) Tenant agrees that Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's property placed upon or installed in the Premises, the same being at Tenant's sole risk. Tenant's indemnity of Landlord as set forth in Section 10.2 of the Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant's agents or contractors, or anyone directly or indirectly employed by any of them, or in connection with Tenant's non–payment of any amount arising out of the Tenant Improvements and/or Tenant's disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in Section 10.2 of the Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord's performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Premises.

3. Insurance Requirements.

(a) General Coverages. All of Tenant's Agents shall carry worker's compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in Section 11 of the Lease.

(b) Special Coverages. Tenant shall carry "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to Section 11 of the Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include

such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Tenant's Agents shall carry excess liability and Products and Completed Operation Coverage insurance, each in amounts not less than $500,000 per incident, $1,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in Section 11 of the Lease.

(c) General Terms. Certificates for all insurance carried pursuant to this Section 3 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor's equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days' prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant's sole cost and expense. Tenant's Agents shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for ten (10) years following completion of the work and acceptance by Landlord and Tenant. All policies carried under this Section 3 shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant's Agents. All insurance, except Workers' Compensation, maintained by Tenant's Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the Landlord and that any other insurance maintained by Landlord is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 2 of this Construction Rider.

4. Allowance. Provided Tenant is not in default of any of its obligations set forth in the Lease or this Construction Rider, Landlord agrees to pay Tenant a sum not to exceed Twenty-two Dollars ($22.00) per square foot of leasable area in the Premises (the **"Allowance"**) on account of Construction Costs (as defined below). Landlord shall have no obligation to pay any portion of the Allowance until Tenant shall have fully satisfied all of the following conditions:

(a) Tenant shall have provided Landlord with the lien waivers and releases from all of Tenant's Agents, all in a form reasonably satisfactory to Landlord and any mortgagee of Landlord;

(b) The Tenant Improvements shall have been completed in strict compliance with the requirements of this Construction Rider;

(c) Tenant shall have opened its retail business in the Premises, pursuant to a valid certificate of occupancy;

(d) At least thirty-five (35) days shall have elapsed from the completion of the Tenant Improvements;

(e) Tenant shall have paid the first month of Base Rent due under this Lease;

(f) Tenant shall have signed and delivered an accurate Commencement Date Memorandum, as required by the terms of Section 2.1 of the Lease; and

(g) Tenant shall have complied with such other conditions to the disbursement of the Allowance as Landlord's mortgagee may reasonably impose; Tenant expressly acknowledges that the Allowance may be funded by Landlord's mortgagee, and that Tenant shall have no right to payment of the Allowance until the funds necessary to pay the Allowance have been disbursed by said mortgagee.

As used herein, the term **"Construction Costs"** are limited to reasonable payments to contractors, subcontractors and materialmen for labor and materials with respect to the Tenant Improvements that has been approved by Landlord in advance. Construction Costs shall not include the fees of attorneys, architects, engineers, surveyors, or others performing professional services, the cost of insurance and bonds, fees for building permits, licenses and inspections, and money expended for signs, equipment, trade fixtures, interior decorations, inventory,

and other improvements not of a permanent nature. If the cost of the Tenant Improvements is less than the Allowance, Tenant shall not be entitled to any payment or credit for such excess amount.

5. Inspection by Landlord. Landlord shall have the right to inspect the Tenant Improvements at all times; provided, however, that Landlord's failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord's rights hereunder nor shall Landlord's inspection of the Tenant Improvements constitute Landlord's approval of the same. Should Landlord disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in, and/or disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord; provided, however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Tenant Improvements and such defect, deviation or matter might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air-conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building or any other tenant's use of such other tenant's leased premises, Landlord may take such action as Landlord deems necessary, at Tenant's expense and without incurring any liability on Landlord's part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord's satisfaction.

6. Cleaning of Premises. Tenant shall maintain the Premises in a clean and orderly condition during construction and merchandising. Tenant shall promptly remove all unused construction materials, equipment, shipping containers, packaging, debris, and flammable waste from the Project. Tenant shall contain all construction materials, equipment, fixtures, merchandise, shipping containers and debris within the Premises. The common exterior areas of the Project shall be clear of Tenant's equipment, merchandise, fixtures, refuse and debris at all times. Trash storage within the Premises shall be confined to covered metal containers. Landlord shall have the option, but not the obligation, to cure any breach by Tenant of this Section 6, in which event any sum expended by Landlord in curing such breach, together with interest thereon at the maximum lawful rate, and an administrative fee equal to ten percent (10%), shall be paid by Tenant to Landlord within ten (10) days after receipt of an invoice from Landlord.

7. Notice of Completion; Copy of Record Set of Plans. Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the County of Marin in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant's agent for such purpose, at Tenant's sole cost and expense. At the conclusion of construction, (i) Tenant shall cause Tenant's architect and Contractor (A) to update Tenant's Plans as necessary to reflect all changes made to Tenant's Plans during the course of construction, (B) to certify to the best of their knowledge that the "record-set" of mylar as-built drawings are true and correct, which certification shall survive the expiration or termination of the Lease, and (C) to deliver to Landlord two (2) sets of copies of such record set of drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.

8. Impact and Mitigation Fees. If this Construction Rider or the Lease provides for an Allowance or other sum to be paid to Tenant in connection with the Tenant Improvements, Tenant acknowledges and agrees that Landlord may deduct from such sums any fees to government agencies (including, but not limited to, sewer and water connection fees, traffic mitigation, and school impact fees) that Landlord has paid that are attributable to Tenant's specific use of the Premises.

SCHEDULE 1 TO
EXHIBIT B

Description of Landlord's Work

Electrical – Landlord will provide electrical service to the main switch board only. Each Tenant space to be separately metered. Tenant to supply all electric sub panels and metering sections. Tenant shall apply for and pay for and activate its meter section.

- Electric subpanel at 200 amps (by Tenant).
- One (1) empty telephone conduit will be provided.
- Exit lights at front and rear doors to be provided by Landlord. Any relocation, modification or adjustment shall be at Tenant's expense.
- Tenant shall have lighting designed to meet current title 24 Energy requirements for the State of California and local jurisdiction requirements
- Television cable will be supplied to the Building at a location determined by Landlord; Tenant to supply television cable to the Premises

Fire Sprinklers and Fire Alarm - Landlord to provide fire sprinkler for attic fire protection and appropriate monitoring system required by local jurisdiction. All deletions, additions, changes and alterations required for Tenant's occupancy will be at Tenant's expense.

HVAC - Landlord to provide one ton per 350 SF cooling units with gas fired heaters and main supply and return trunks to space. All in space distribution ductwork and diffusers by Tenant. All HVAC design by Landlord's architect and per local jurisdictional requirements. Tenant to be responsible for coordination and payment of HVAC start up and balance, using HVAC contractor who installed the equipment. A single thermostat will be provided by Landlord for control of the unit.

Gas Service – Landlord to provide gas service to the HVAC unit only and provide final connection to the unit.

Signage – Landlord to provide conduit to future signage. All wiring, breakers and time clock by Tenant. Signage and connection to building and electrical power to be at Tenant's expense. All signage permits and fees by Tenant.

Floors – All floors provided are 4" concrete with smooth finish.

Sewer – Landlord to provide 4" sanitary sewer line running through Tenant space for future restroom and dishwasher only. Connection and extension and related floor slab work is at Tenant's expense.

Water Service - Landlord to provide 3/4" water service into Tenant's space, final connections and extension by Tenant.

Roof penetrations – Tenant to use Landlord's roofing contractor for all roofing penetrations at Tenant's expense.

Roof Insulation – Landlord to provide R-19 roof insulation. Any adjustment or modification for ceilings or lights shall be at Tenant's expense. Completed installation must maintain a minimum of the R-19 insulation at the entire roof area.

Walls – R-19 wall insulation provided by Landlord. Tenant to provide all gypsum wallboard covering per local jurisdiction. Demising wall installed by Tenant at Tenant's expense.

Storefront Door – Per Landlord's design with One (1) 3' x 7' single man door with cylinder lock and key supplied by Landlord. All re-keying to be at Tenant's expense. The door shall be provided with push & pull plates. Any panic hardware, locksets or other hardware adjustments to be at Tenant's expense.

Window – Landlord to provide single glazed window system. Any blinds or window coverings shall be at Tenant's expense and shall not be connected to the window system itself.

EXHIBIT C

ATTACHED TO AND FORMING A PART OF
RETAIL LEASE AGREEMENT
DATED AS OF JUNE 25, 2008,
BETWEEN
CATLIN FULLER II, LLC
AS LANDLORD,
AND
TAMALPAIS BANK,
AS TENANT

COMMENCEMENT DATE MEMORANDUM

LANDLORD: Catlin Fuller II, LLC, a California limited liability company

TENANT: Tamalpais Bank, a California corporation

PROJECT NAME: 999 Grant Avenue

PROJECT LOCATION: 999 Grant Avenue, Novato, California

For the Lease dated June 25, 2008

This is to certify:

1. That the undersigned Tenant occupies the Premises commonly known as Suite ____ within the building located at 999 Grant Avenue, Novato, California.

2. That Landlord delivered possession of the Premises to the undersigned Tenant on ________________, 20__.

3. That the Commencement Date was __________, 20__, and the Expiration Date shall be ____________, 20__.

4. That the Base Rent of ______________ Dollars ($______) has been paid to and including ______________, 20__.

5. That a security deposit of __________________ Dollars ($______) has been paid by Tenant to Landlord.

6. That as of the date hereof, the undersigned Tenant is entitled to no credit, offset or deduction in Base Rent or other rent.

7. That all construction to be performed by Landlord is complete and has been accepted by Tenant, and any improvement allowance or other sum has been paid to Tenant in full.

8. That the undersigned Tenant claims no right, title or interest in the above-described Premises, or right to the possession of said premises other than under the terms of said Lease, and that there are no written or oral agreements affecting tenancy other than the Lease.

9. Landlord is not in default or breach of any of Landlord's obligations under the Lease.

LANDLORD:

CATLIN FULLER II, LLC,
a California limited liability company

By: Catlin Company, Inc.,
a California corporation

By: ______________________
Benjamin S. Catlin, President

Date: ______________________

TENANT:

TAMALPAIS BANK,
a California corporation

By: ______________________

Name: ______________________

Its: ______________________

Date: ______________________

By: ______________________

Name: ______________________

Its: ______________________

Date: ______________________

EXHIBIT D

ATTACHED TO AND FORMING A PART OF
RETAIL LEASE AGREEMENT
DATED AS OF JUNE 25, 2008,
BETWEEN
CATLIN FULLER II, LLC
AS LANDLORD,
AND
TAMALPAIS BANK,
AS TENANT

PROJECT RULES

The following Project Rules are additional provisions of the foregoing Lease to which they are attached. The capitalized terms used herein have the same meanings as these terms are given in the Lease.

1. Walkways. The sidewalks, roadways, and other public portions in the Retail Component shall be used by Tenant for the purpose solely of ingress and egress to and from the Premises of Tenant. Tenant, its employees and agents, shall not offer in the entrances or corridors, nor in any way obstruct the sidewalks, halls, stairways or elevators, and shall use the same only as a means of ingress and egress for the Premises.

2. Condition of Premises. Tenant shall keep the exterior and interior portion the Premises, to include all windows, doors, and all other glass, plate fixtures, and trim in a clean condition. Tenant shall keep the display windows in the Premises in a neat and professional arrangement. No improvements, additions, or materials of any kind are permitted to be placed on the outside of any of the Premises by Tenant.

3. Storage of Refuse. All waste paper, garbage and refuse shall be kept in the kind of container specified by Landlord, and shall be placed outside of the Premises in specified trash containers prepared for collection in the manner and at the times and places specified by Landlord. Landlord may implement a recycling program and in such case, Tenant shall deposit refuse in accordance with any requirements of such recycling program. If Landlord shall provide or designate a service for picking up refuse and garbage, Tenant shall use same at Tenant's cost whether billed directly or as part of Operating Costs. All cardboard shall be broken down before deposit in the trash containers.

4. Aerials. No aerial shall be erected on the roof or exterior walls of the Premises, or within the Retail Component, without in each instance, the written consent of the Landlord, which may be withheld in Landlord's sole discretion. Any aerial so installed without such written consent shall be subject to removal without notice at any time.

5. Conduct. Tenant shall conduct its business in an orderly manner in the best interests of the Retail Component. No loudspeakers, televisions, phonographs, radios, or other devices shall be used in a manner so as to be heard or seen outside of the Premises without the prior written consent of the Landlord, which may be withheld in Landlord's sole discretion. This provision shall not apply to televisions which are not aimed outside of the Premises, but which may be incidentally viewed through the windows of the Premises.

6. Outside Areas. The outside areas immediately adjoining the Premises shall be kept clean and free from dirt and rubbish by Tenant to the satisfaction of the Landlord and Tenant shall not place or permit any obstruction or materials in such areas, including, without limitation, inventory, costs or signage of any type or kind. No exterior storage shall be allowed without permission in writing from Landlord.

7. Odor, Noise and Vibrations. Tenant shall not permit any obnoxious odor, noise or vibrations to be smelled, heard or felt outside of the Premises which odor, noise or vibrations would interfere in any way with other tenants or other tenants' visitors.

8. Parking. After receipt of written notice from Landlord, Tenant shall park, and shall cause its employees to park, only in those portions of the Common Area stated in such notice so long as such employee parking requirements are uniformly applicable to all Retail Component tenants' employees. Landlord may use any and all legal remedies to enforce any parking restrictions then in effect, including, without limitation, the right to tow cars and the right to maintain a list of employee license plates. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's Representatives to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities.

9. Plumbing. The plumbing facilities shall not be used for any purpose other than that for which they are constructed, and no foreign substance of any kind shall be thrown therein, and the expense of any breakage, stoppage, or damage resulting from a violation of this provision shall be borne by Tenant, who shall, or whose employees, agents or invitees shall have caused it.

10. Pest Exterminators. Tenant shall use, at Tenant's cost, such pest extermination contractor as Landlord may direct and at such intervals as Landlord may require.

11. Flammable Materials. Tenant shall not keep or permit to be kept on the Premises any flammable or combustible fluid, chemical, or explosive material of any kind. Tenant shall not burn any trash or garbage of any kind in or about the Premises or the Project.

12. Auctions. Tenant shall not hold any auction, fire, or bankruptcy sale in the Premises.

13. Use of Space. Tenant shall warehouse, store and/or stock in the Premises only such goods, wares and merchandise as Tenant intends to offer for sale at retail at, in, from or upon the Premises. This shall not preclude occasional emergency transfers of merchandise to the other stores of Tenant, if any, not located in the Retail Component. Tenant shall use for office, clerical or other non-selling purposes only such space in the Premises as is from time to time reasonably required for Tenant's business in the Premises.

14. No Animals. Tenant shall not bring into the Premises at the Retail Component any animals of any type or kind, except animals necessary to assist persons with disabilities.

15. Safes. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Retail Component and also the times and manner of moving the same in and out of the Retail Component; provided, however, Landlord hereby pre-approves a safe having the following dimensions: 3.5 feet in depth, 5.5 feet in height, and weighing no more than 2,500 pounds. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. All damage done to any part of the Project, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility of Tenant and any expense of said damage or injury shall be borne by Tenant.

16. Deliveries. Except with respect to overnight courier services, such as FedEx and UPS, Tenant shall use its best efforts to complete, or cause to be completed, all deliveries, loading, unloading and services to the Premises prior to 10:00 a.m. of each day. All deliveries shall be made at the location designated by Landlord. Except with respect to overnight courier services, such as FedEx and UPS, Tenant shall attempt to prevent any delivery trucks or other vehicles servicing the Premises from parking or standing in front of, or at the rear of, the Premises from 10:00 a.m. to 9:00 p.m. of each day. Landlord reserves the right to regulate further the activities of Tenant in regard to deliveries and servicing of the Premises, and Tenant agrees to abide by such further nondiscriminatory regulations of Landlord.

17. Public Portions of Project. Landlord reserves further the right to control and operate the public portions of the Project in such manner as the Landlord deems necessary or desirable for the best interests of the Project and of the tenants, and for the protection of all buildings and other property in the Project. The Landlord, however, shall not be liable to any Tenant for any damages arising out of such control and operation.

18. Safety Procedures. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

19. Protection from Theft. Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

20. Window Coverings. No curtains, draperies, blinds, shutters, shades, screens, or other coverings, hangings, or decorations will be attached to, hung, or placed in, or used in connection with any window of the Premises without the prior written consent of Landlord.

21. Waiver by Landlord. Landlord may waive any one or more of these rules and regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall (i) be effective unless in writing; or (ii) be construed as a waiver of such rules and regulations in favor of any other tenant or tenants, or (iii) prevent Landlord from thereafter enforcing any such rules and regulations against any or all tenants of the Project.

22. Changes to Rules. Landlord reserves the right from time to time to amend or supplement the foregoing rules and regulations, and to adopt and promulgate additional rules and regulations applicable to the Premises. Notice of such rules and regulations and amendments and supplements thereto, if any, shall be given to Tenant and Tenant agrees to comply with all such rules and regulations upon receipt of notice. No such changes shall be discriminatory or materially affect Tenant's rights and obligations under the Lease. Landlord shall not be liable in any way to Tenant for any damage or inconvenience caused by any other tenant's non-compliance with these rules and regulations.